SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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INTERSIL CORPORATION

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DEAR FELLOW SHAREHOLDER:

You are cordially invited to attend the Annual Meeting of Shareholders (“Annual Meeting”) of Intersil Corporation (the “Company”), which will be held at Intersil’s corporate headquarters located at 1001 Murphy Ranch Road, Milpitas, CA 95035 on May 9, 2007 at 8:00 a.m. Pacific Time.

In 2006, Intersil continued to outperform our peer group of companies in several key financial metrics. We have assembled one of the most experienced and talented teams of individuals and management in our industry. This talent combined with our high performance results-oriented culture has resulted in financial performance which has positioned Intersil as one of the premier high performance analog companies in the semiconductor industry. Intersil continues to be one of the few companies in the semiconductor industry which ties the distribution of certain stock awards to executives to the financial performance of our company relative to a peer group of companies. This approach ensures we create and maintain an alignment of interests between shareholders and our senior executives.

In this proxy, you will find more information regarding Intersil’s shareholder proposals and compensation and equity plans.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

If you are not certain that you will attend the Annual Meeting in person, please complete, sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

We look forward to seeing you at the Annual Meeting. We appreciate your support and continued interest in Intersil Corporation.

Richard M. Beyer	Milpitas, California
Chief Executive Officer and Director	March 30, 2007

YOUR VOTE IS IMPORTANT

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we hope that you will vote as soon as possible. You may vote over the Internet, as well as by telephone, or by mailing a proxy card. Voting will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card concerning each of these voting options. Should you receive more than one proxy, please be sure to sign and return each proxy to ensure that all your shares will be voted. If your shares are held of record by a broker, bank, or other nominee, you will not be able to vote in person at the Annual Meeting unless you first obtain a proxy issued in your name from the record holder.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Wednesday, May 9, 2007
Time:	8:00 a.m. Pacific Time
Place:	Intersil Corporation’s Headquarters, 1001 Murphy Ranch Road, Milpitas, California 95035

Purpose:

1.	To elect ten directors to serve on the Company’s Board of Directors until the next annual meeting of shareholders, or until their successors are duly elected and qualified.

2.	To ratify the appointment of KPMG LLP as the Company’s independent, registered certified public accountants.

3.	To transact any other business that may properly come before the Annual Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy promptly in the accompanying reply envelope.

You are entitled to vote if you were a shareholder at the close of business on Friday, March 16, 2007.

By Order of the Board of Directors

Thomas C. Tokos	Milpitas, California
Vice President, General Counsel and Secretary	March 30, 2007

Admittance to the meeting will be limited to shareholders eligible to vote or their authorized representative(s). Beneficial owners holding shares through an intermediary such as a bank or broker will be admitted only upon proof of ownership.

INTERSIL CORPORATION

1001 MURPHY RANCH ROAD

MILPITAS, CA 95035

PROXY STATEMENT

This Proxy Statement and the accompanying proxy card are being mailed, beginning on or about April 6, 2007, to owners of shares of Intersil Corporation (“Intersil” or the “Company”) Class A Common Stock in connection with the solicitation of proxies by the Board of Directors for the 2007 Annual Meeting of Shareholders. This proxy procedure is necessary to permit all Class A Common Stock shareholders, many of whom live throughout the United States and in foreign countries and are unable to attend the Annual Meeting, to vote. The Board of Directors encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.

VOTING PROCEDURES

Your vote is very important. Your shares can only be voted at the Annual Meeting if you are present or represented by proxy. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote by proxy to assure that your shares will be represented. Most shareholders have a choice of voting by means of the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. Also note that proxies submitted by telephone or the Internet must be received by 12:00 midnight, EDT, on Tuesday, May 8, 2007.

You may revoke your proxy at any time before it is voted at the Annual Meeting by (a) giving written notice to the Secretary of the Company, (b) submitting a proxy bearing a later date, or (c) casting a ballot at the Annual Meeting. Properly executed proxies that are received before the Annual Meeting’s adjournment will be voted in accordance with the directions provided. If no directions are given, your shares will be voted by one of the individuals named on your proxy card as recommended by the Board of Directors. If you wish to give a proxy to someone other than those named on the proxy card, you should cross out those names and insert the name(s) of the person(s), not more than three, to whom you wish to give your proxy.

Who can vote? Shareholders of record as of the close of business on March 16, 2007 are entitled to vote. On that day, 134,066,289 shares of Class A Common Stock were outstanding and eligible to vote. A list of shareholders eligible to vote will be available at the headquarters of Intersil Corporation, located at 1001 Murphy Ranch Road, Milpitas, CA, 95035, beginning April 23, 2007. Shareholders may examine this list during normal business hours for any purpose relating to the Annual Meeting.

How does the Board recommend I vote? The Board recommends a vote “FOR” each Board nominee (Item 1), and “FOR” the ratification of the Board of Directors’ appointment of KPMG LLP as the independent, registered certified public accountants of the Company for the upcoming year (Item 2).

What shares are included in the proxy card? The proxy card represents all the shares of Class A Common Stock registered to your account. Each share is entitled to one vote on each matter presented at the Annual Meeting other than in the election of Directors. The Company’s Amended and Restated Certificate of Incorporation provides for cumulative voting for Directors. With cumulative voting, at each election of Directors, each holder of Class A Common Stock is entitled to as many votes as would equal the number of shares he or she holds, multiplied by the number of Directors to be elected. The holder may cast all of his or her votes for a single candidate or may distribute them among any number of candidates.

How are votes counted? The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares of common stock entitled to vote, is represented. Broker non-votes, votes withheld and abstentions will be counted for purposes of determining whether a quorum has been reached. When nominees, such as banks and brokers, holding shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners by the tenth day before the Annual Meeting, the nominees may vote those shares only on matters deemed routine by the National Association of Securities Dealers and the NASDAQ Stock Market, such as the election of Directors and ratification of the appointment of independent accountants. On non-routine matters, nominees cannot vote and there is a so-called “broker non-vote” on that matter. Abstentions are counted in tabulations of the votes cast by stockholders on the proposals and will have the effect of a negative vote. Directors are elected by a plurality of the votes cast, and thus, votes withheld from some or all nominees for Director could have an effect on the outcome of the election.

Who will count the vote? The Company’s transfer agent, American Stock Transfer & Trust Company, will tally the vote, which will be certified by an Inspector of Elections.

Is my vote confidential? Proxies, ballots and voting tabulations are available for examination only by the Inspector of Elections and tabulators. Your vote will not be disclosed to the Board of Directors or to our management other than the Inspector of Elections and except as may be required by law.

CORPORATE GOVERNANCE

In accordance with Delaware General Corporation Law and the Company’s Amended and Restated Certificate of Incorporation and Restated Bylaws, the Company’s business, property and affairs are managed under the direction of the Board of Directors. Although directors are not involved in the day-to-day operating details, they are kept informed of the Company’s business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by the Chairman and officers of the Company at meetings of the Board of Directors and committees of the Board of Directors.

Meetings of the Board and its Committees. The Board of Directors met nine (9) times and acted by unanimous written consent three (3) times during fiscal year 2006. Each of the incumbent Directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees of the Board on which he or she served.

Attendance at the Annual Meeting. The Company strongly encourages each of its Directors to attend its Annual Meeting of Shareholders. Last year, each of the incumbent Directors attended the Annual Meeting of Shareholders.

Director Independence. The Board of Directors has determined that the following Directors are independent under the listing standards of the National Association of Securities Dealers (the “NASD”): Ms. Johnson, Dr. Conn, and Messrs. Diller, Gist, Lang, Peeters, Pokelwaldt and Urry.

Committees of the Board. The Board of Directors has established three standing committees.

Audit Committee—maintains the sole responsibility to appoint, determine funding for, and oversee the independence and performance of the Company’s independent accountants and has the authority to engage counsel and other advisors to assist in such responsibility. In addition, the Audit Committee monitors the integrity of our financial statements and compliance with laws and regulations related to our financial statements and has the responsibility to establish procedures for the receipt and treatment of complaints regarding our financial statements, internal accounting controls or other related auditing matters. The Board of Directors of the Company has adopted a written charter for the Audit Committee, which is publicly available on the Company’s website at

http://www.intersil.com/Corporate_ Governance/Intersil_Audit_Committee.pdf. The Audit Committee held thirteen (13) meetings and acted by unanimous written consent one (1) time in fiscal year 2006. The members of the Audit Committee during this period were Robert W. Conn, Mercedes Johnson, Jan Peeters and Robert N. Pokelwaldt. The Board of Directors has determined that each of the members of the Audit Committee is independent under the listing standards of the NASD and as that term is used in Section 10A(m)(3) of the Securities Act of 1934, as amended. The Board of Directors has determined that Messrs. Peeters, and Pokelwaldt and Ms. Johnson all qualify as Audit Committee “financial experts” as that term is defined by applicable securities laws and SEC regulations, and has designated both Messrs. Peeters and Pokelwaldt as the Audit Committee’s financial experts.

Compensation Committee—reviews and approves salary and other compensation of executive officers and administers certain benefit plans and compensation of the Board of Directors. The Compensation Committee also has the authority to administer, grant and make awards under the Company’s equity compensation plan. A copy of the Compensation Committee’s written charter is publicly available on the Company’s website at http://www.intersil.com/Corporate_Governance/Intersil_Compensation_Committee.pdf. The Compensation Committee held eight (8) meetings and acted by unanimous written consent eight (8) times in fiscal year 2006. The members of the Compensation Committee during this period were Gary E. Gist, Gregory Lang, James V. Diller, and James A. Urry. The Board of Directors has determined that each of the members of the Compensation Committee is independent under the listing standards of the NASD, and each member, other than Mr. Diller is an “outside director” within the meaning of the Treasury Regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended, (“the Code”.)

Nominating and Governance Committee—identifies, reviews, evaluates and recommends potential candidates to serve as Chairman of the Board and Directors of the Company and members of Board committees and monitors, evaluates and recommends guidelines for the Company’s corporate governance practices. In addition, the Nominating and Governance Committee serves as a focal point for communication between such candidates, our Directors who are not members of the Nominating and Governance Committee, and our management. A copy of the Nominating and Governance Committee’s written charter is publicly available on the Company’s website at http://www.intersil.com/Corporate_Governance/Intersil_N&G_Committee.pdf. The Nominating and Governance Committee held five (5) meetings and took no action by unanimous written consent in fiscal year 2006. The current members of the Nominating and Governance Committee are James V. Diller, Jan Peeters, Robert N. Pokelwaldt and James A. Urry. The Board of Directors has determined that each of the members of the Nominating and Governance Committee is independent under the listing standards of the NASD.

Shareholder Communications. Shareholders and other parties interested in communicating directly with any of the individuals who are Directors of the Company or the Board of Directors as a group may do so by writing to Investor Relations, Intersil Corporation, 1001 Murphy Ranch Road, Milpitas, California 95035. The Company’s policy is to deliver such communications directly to the Board of Directors.

Director Compensation and Other Certain Relationships and Related Transactions. Directors who are also officers of the Company do not receive compensation for their services as Directors. The Chairman of the Board receives cash compensation in the amount of $75,000 per year paid in quarterly installments of $18,750. All other Directors received cash compensation in the amount of $45,000 per year paid in quarterly installments of $11,250, except for members of the Audit Committee who receive an additional cash retainer of $5,000 annually ($1,250 quarterly) and the Audit Committee Chairman who receives an additional cash retainer of $15,000 annually ($3,750 quarterly). Directors are required to own a certain minimum dollar value of Intersil common stock to enhance the alignment of interests between shareholders and Directors. In fiscal year 2006, the common stock ownership requirement was twice the value of the annual retainer, which must be attained within a five-year period. All Directors who are not employees of the Company receive non-cash compensation of a one-time appointment grant of stock options to purchase 25,000 shares of Intersil common stock and 4,000 deferred stock units (“DSUs”). Consistent with the annual Director’s compensation, Directors elected at the last Annual Shareholder’s Meeting received an annual grant of stock options to purchase 15,000 shares of our common stock and 4,000 DSUs, Additionally, all Directors are reimbursed for travel and other expenses incurred in attending meetings of the Board of Directors or its committees.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2006, no member of the Compensation Committee was an officer or employee of the Company, or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries other than Mr. Diller, who was formerly the CEO of Elantec Semiconductor, Inc., a subsidiary of the Company. No member of the Compensation Committee had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K. Furthermore, no member of the Compensation Committee had a relationship that requires disclosure under Item 402(j)(3) of Regulation S-K.

Submission of Director Nominations. The Nominating and Governance Committee will consider director nominees submitted by shareholders to the Board of Directors in accordance with the procedures set forth in the Company’s Restated Bylaws. Those procedures require a shareholder to deliver notice to the Company’s Secretary or Assistant Secretary at the principal executive offices of the Company not less than 60 nor more than 90 days prior to the first anniversary of the preceding year’s Annual Meeting of Shareholders, except that in the case where the size of the Board of Directors is increased without public notice, such notice shall be considered timely if made no later than the close of business on the tenth day following the public announcement of such by the Company. Such notice must be in writing and must include (i) the name and address of the nominating shareholder, as they appear on the Company’s books, (ii) the class and number of shares of the Company’s stock which are owned beneficially and of record by the nominating shareholder, (iii) the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (iv) any information regarding the nominee that is required under Regulation 14A of the Securities Exchange Act of 1934 to be included in a proxy statement relating to the election of Directors. Candidates recommended by the shareholders of the Company are evaluated on the same basis as other candidates (other than Directors standing for re-election) recommended by the Company’s Directors, officers, third party search firms or other sources.

Among the minimum qualifications, skills, and attributes that the Nominating and Governance Committee looks for in nominees are the following: (a) integrity, competence, and judgment essential to effective decision making, (b) ability and willingness to commit the necessary time and energy to prepare for, attend, and participate in meetings of the Board and one or more of its standing committees, (c) freedom from other outside involvements that would materially interfere with the individual’s responsibilities as a director of the Company, (d) background and experience that complements or supplements the background and experience of other Board members, (e) freedom from interests that would present the appearance of being adverse to, or in conflict with, the interests of the Company, and (f) a proven record of accomplishment through demonstrated leadership in business, education, government service, finance, manufacturing or other relevant experiences that would tend to enhance Board effectiveness.

The evaluation process may include a comprehensive background and reference check, a series of personal interviews with the Board and the Chairman of the Nominating and Governance Committee or designated members of the Board, and a thorough review by the Committee of the nominee’s qualifications and other relevant characteristics, taking into consideration the criteria set forth above. If the Committee determines that a candidate should be nominated for election to the Board, it will present its findings and recommendation to the full Board for approval.

ELECTION OF DIRECTORS

ITEM 1 ON PROXY CARD

The Company’s Directors are elected at each annual meeting and hold office until the next election. The Company’s Amended and Restated Certificate of Incorporation, and the Restated Bylaws of the Company, allow for a Board of Directors of not fewer than five and not more than eleven members. The Board of Directors currently consists of ten Directors.

Director candidates are nominated by the Board of Directors upon the recommendation of the Nominating and Governance Committee. The Nominating and Governance Committee has recommended the ten nominees below, each of whom is currently a director of the Company. Shareholders are also entitled to nominate director candidates for the Board of Directors in accordance with the procedures set forth on page 3 under the heading “Submission of Director Nominations.”

The person named on the accompanying form of proxy will vote the shares “FOR” the nominees, unless you instruct otherwise. Each nominee has consented to stand for election and the Board does not anticipate that any nominee will be unavailable to serve. In the event that one or more of the nominees should become unavailable to serve at the time of the Annual Meeting, the shares represented by proxy will be voted for the remaining nominees and any substitute nominee(s) designated by the Board. Shareholders may cumulate their votes for Directors, and the Director elections are then determined by a plurality of the votes cast.

The following biographies provide a brief description of each nominee’s principal occupation and business experience, age (as of March 16, 2007) and Directorships held in other corporations.

Nominees	Positions and Offices held with the Company

David B. Bell	President, Chief Operating Officer and Director
Richard M. Beyer	Chief Executive Officer and Director
Robert W. Conn	Director
James V. Diller	Director
Gary E. Gist	Chairman of the Board
Mercedes Johnson	Director
Gregory Lang	Director
Jan Peeters	Director
Robert N. Pokelwaldt	Director
James A. Urry	Director

BUSINESS EXPERIENCE OF DIRECTORS

David B. Bell, President, Chief Operating Officer and Director. Mr. Bell was named President, Chief Operating Officer, and Director of the Company in April 2007. Prior to joining the Company, Mr. Bell spent 12 years with Linear Technology Corporation (“LTC”), most recently, from June 2003 to January 2007, as its President. Prior to becoming President of LTC, from January 2002 to June 2003, Mr. Bell served as LTC’s Vice President and General Manager of Power Products and, from February 1999 to January 2002, as LTC’s General Manager of Power Products. From June 1994 to January 1999, he held the position of LTC’s Manager of Strategic Product Development. Mr. Bell has a B.S. degree in Electrical Engineering from the Massachusetts Institute of Technology. Age: 50

Richard M. Beyer, Chief Executive Officer and Director. Mr. Beyer is the Chief Executive Officer and a Director of the Company. Following the acquisition of Elantec Semiconductor, Inc. on May 14, 2002 and until January 25, 2006, Mr. Beyer was the President, Chief Executive Officer and Director of the Company. From

January 26, 2006 until October 26, 2006, Mr. Beyer was Chief Executive Officer and Director of the Company. On October 26, 2006, Mr. Beyer once again assumed the President’s position until April 2, 2007, at which time it was assumed by Mr. Bell. From July 2000 to May 2002, Mr. Beyer was President, Chief Executive Officer and Director of Elantec Semiconductor. Mr. Beyer has served on the Board of Directors of Credence Systems Corp. since late 2003, and on the Board of Directors of Xceive Corporation since August 2006. He also currently serves on the Board of Directors of the Semiconductor Industry Association. Age: 58

Robert W. Conn, Director. Dr. Conn has been one of the Company’s Directors since April 2000. Dr. Conn has been Managing Director of Enterprise Partners Venture Capital since July 2002. From 1994 to July 2002, Dr. Conn was the Dean of the Jacobs School of Engineering, University of California, San Diego, and the Walter J. Zable Endowed Chair in Engineering. Dr. Conn served on the Board of Directors of ChipPAC, Inc. from 2002 through 2004, and is currently on the Board of Directors of STATS ChipPAC, Inc. Presently, he is a member of the National Academy of Engineering and also serves on the Board of Directors of several privately-held companies. Age: 64

James V. Diller, Director. Mr. Diller has been one of the Company’s Directors since May 2002. Mr. Diller is a retired Chairman of the Board of Elantec Semiconductor, Inc., a post he held from 1997 to May 2002. Mr. Diller served as a director of Elantec Semiconductor, Inc. beginning in 1986. From November 1998 to July 2000, he served as Elantec’s President and Chief Executive Officer. Mr. Diller is a founder of PMC-Sierra, Inc. and was its President and Chief Executive Officer from 1983 to 1997; he is currently Vice Chairman of the Board of Directors. Mr. Diller was a director of Sierra Wireless, Inc., a provider of wireless data communications hardware and software products from 1993 through 2003. In addition, Mr. Diller also serves on the Board of Directors of several privately-held companies. Age: 71

Gary E. Gist, Director. Mr. Gist has been the Company’s Chairman of the Board since May 2005. Prior to this Mr. Gist served as a Director since the Company’s inception in August 1999. From 1995 to present, Mr. Gist has served as the President and Chief Executive Officer of a privately-held company that focuses on designing and manufacturing electronic products. Age: 60

Mercedes Johnson, Director. Ms. Johnson has been one of the Company’s Directors since August 2005. Ms. Johnson holds the position of Senior Vice President of Finance and Chief Financial Officer at Avago Technologies. Prior to Avago, Ms. Johnson worked for Lam Research Corporation, serving as its Senior Vice President of Finance from June 2004 to January 2005, and as its Chief Financial Officer from May 1997 to June 2004. Ms. Johnson has served on Micron Technology, Inc.’s Board of Directors since June 2005. She also served on the Board of Directors for Storage Technology Corporation from January 2004 to August 2005. Age: 53

Gregory Lang, Director. Mr. Lang has been one of the Company’s Directors since February 2006. Mr. Lang is president and Chief Executive Officer of Integrated Device Technology Inc. (“IDT”), a leading supplier of preemptive semiconductor solutions that accelerate packet processing for advanced network services. Mr. Lang joined IDT as president in October 2001, was appointed Chief Executive Officer in January 2003 and elected to the IDT Board of Directors in September 2003. Prior to joining IDT, Mr. Lang held the position of vice president and general manager of Intel’s platform networking group. Previously he managed Intel’s industry leading Ethernet, storage I/O processing, home networking and broadband businesses. Age: 43

Jan Peeters, Director. Mr. Peeters has been one of the Company’s Directors since April 2000. Mr. Peeters is Chairman and Chief Executive Officer of Olameter Inc., a meter asset and data management company, which he formed in 1998. Mr. Peeters served on the Board of Directors of Call-Net, a publicly-traded Canadian telecommunications company, from 1999 to 2002. He presently serves as Chairman of Cogeco Inc. and Cogeco Cable Inc., publicly-traded Canadian companies in the areas of broadcasting and cable. He has been a Governor of McGill University since 1999. Age: 55

Robert N. Pokelwaldt, Director. Mr. Pokelwaldt has been one of the Company’s Directors since April 2000. Mr. Pokelwaldt was previously Chairman and Chief Executive Officer of YORK International Corporation. He

retired from the Board of Directors of Carpenter Tech in May 2004 and presently serves on the Board of Directors of Mohawk Industries, Inc. Age: 70

James A. Urry, Director. Mr. Urry has been one of the Company’s Directors since the Company’s inception in August 1999. Mr. Urry is a Partner at Court Square Capital. Previously, Mr. Urry was a Partner at Citigroup Venture Capital Ltd. where he began in 1989. Mr. Urry serves on the Board of Directors of AMI Semiconductor. Age: 53

The Board of Directors recommends a vote “FOR” each of the nominees listed.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT, REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

ITEM 2 ON PROXY CARD

The Board of Directors, acting upon the recommendation of the Audit Committee, asks that the shareholders ratify the selection of KPMG LLP as the Company’s independent, registered certified public accountants to audit and report upon the financial statements of the Company for the 2007 fiscal year. Ratification requires the affirmative vote of a majority of eligible shares present at the Annual Meeting, in person or by proxy, and voting thereon. Unless otherwise specified by the shareholders, the shares of stock represented by the proxy will be voted FOR ratification of the appointment of KPMG LLP as the Company’s independent accountants.

Change in Accountants during Fiscal Year 2006

The Audit Committee of the Board of Directors (“Audit Committee”) of the Company decided in February of 2006 that, in accordance with sound corporate governance practices, it would issue a request for proposal (the “RFP”) with regard to the audit engagement of the Company. Ernst & Young LLP had been the Company’s independent registered public accounting firm since the inception of the Company in 1999. The Audit Committee decided to issue the RFP because it wanted the opportunity to review other auditing firms as prospective independent auditors for the Company and to consider the benefits and detriments of changing independent auditors. This decision was not related to the quality of services provided by Ernst & Young LLP. The RFP was issued to six large public accounting firms, including Ernst & Young LLP, in February 2006. Effective March 15, 2006, the Audit Committee unanimously approved the dismissal of Ernst & Young LLP as the Company’s independent registered public accounting firm and the appointment of KPMG LLP as the Company’s independent registered public accounting firm.

Ernst & Young LLP’s reports on the financial statements of the Company for fiscal years 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Further, in connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 30, 2005 and December 31, 2004, and the subsequent interim period through March 15, 2006, which was the date of dismissal of Ernst & Young LLP, there were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which were not resolved to the satisfaction of Ernst & Young LLP.

During the Company’s two most recent fiscal years and the subsequent interim period though March 16, 2007, neither the Company nor anyone on its behalf consulted with KPMG LLP regarding (i) an audit opinion of the Company’s financial statements; (ii) the application of accounting principles to a specific transaction; or (iii) any matter that was either the subject of a disagreement or a reportable event, as those terms are defined in Item 304(a)(1)(iv) and (v) of Regulation S-K.

In the event the shareholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change would be in the best interests of the Company and its shareholders.

One or more representatives of KPMG LLP are expected to be at the Annual Meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions.

The Board of Directors recommends that the shareholders vote “FOR” the ratification of the selection of KPMG LLP to serve as the Company’s independent, registered certified public accountants for the 2007 fiscal year.

SUBMISSION OF SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

The next shareholder meeting will be held on or about May 8, 2008. Shareholders wishing to have a proposal included in the Board of Directors’ 2008 Proxy Statement must submit the proposal so that the Secretary of the Company receives it no later than December 5, 2007, 120 days prior to the first anniversary of the date this proxy statement was released to shareholders. The Securities and Exchange Commission rules set forth standards as to what shareholder proposals are required to be included in a proxy statement.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described above) but is instead sought to be presented directly at next year’s annual meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if (a) the Company receives notice of the proposal before the close of business on February 18, 2008 and advises stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) the Company does not receive notice of the proposal prior to the close of business on February 18, 2008. Notices of intention to present proposals at the 2008 Annual Meeting should be addressed to the Vice President, Secretary and General Counsel of Intersil Corporation.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

ON THE FINANCIAL STATEMENTS OF THE COMPANY

AND THE INDEPENDENCE OF THE COMPANY’S AUDITORS

Report of the Audit Committee to the Full Board of Directors of Intersil Corporation

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Audit Committee appoints the independent accounting firm to be retained to audit the Company’s financial statements, and once retained, the independent accounting firm reports directly to the Audit Committee. The Audit Committee consults with and reviews recommendations made by the accounting firm with respect to financial statements, financial records and financial controls of the Company and makes recommendations to the Board of Directors as it deems appropriate from time to time. The Audit Committee is responsible for pre-approving both audit and non-audit engagements with the independent accountants. The Board of Directors has adopted a written charter setting forth the functions the Audit Committee is to perform, and this report is made pursuant to that charter.

The Audit Committee oversees the Company’s financial reporting process on behalf of Intersil’s Board of Directors. Management is responsible for the Company’s financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent accountants are responsible for auditing those financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. The Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews.

The Audit Committee met with management periodically during fiscal year 2006 to consider the adequacy of the Company’s internal controls, and discussed these matters and the overall scope and plans for the audit of the Company with the Company’s independent accountants during that time period, KPMG LLP. The Audit

Committee also discussed with senior management and KPMG LLP the Company’s disclosure controls and procedures and the certifications by the Company’s Chief Executive Officer and Chief Financial Officer, which are required by the Securities and Exchange Commission under the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the Securities and Exchange Commission.

The Audit Committee established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the 2006 Annual Report on Form 10-K with management, including a review of the quality, in addition to the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent accountants, who are responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States, including the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from the Company’s independent accountants required by Independence Standards Board Standard No. 1. In addition, the Audit Committee reviewed with the independent accountants their independence, including the compatibility of non-audit services performed with the accountant’s independence.

The Audit Committee discussed with the Company’s independent accountants the overall scope and plans for their audit. The Audit Committee met with the independent accountants, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held thirteen (13) meetings and acted by unanimous written consent one (1) time in fiscal year 2006.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report and the Form 10-K for the fiscal year ended December 29, 2006 for filing with the Securities and Exchange Commission.

The Audit Committee has appointed the firm of KPMG LLP, registered, certified public accountants, as independent accountants to audit and report upon the Company’s financial statements for the fiscal year ending December 28, 2007. The Company is requesting stockholder ratification of the appointment of KPMG LLP. In appointing KPMG LLP as the Company’s auditors for fiscal year 2007, the Audit Committee has considered whether KPMG LLP’s provision of services other than audit services are compatible with maintaining their independence.

AUDIT COMMITTEE

Jan Peeters, Committee Chairman

Robert W. Conn

Mercedes Johnson

Robert N. Pokelwaldt

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis—This Compensation Discussion and Analysis (“CD&A”) provides an overview of the Company’s executive compensation programs together with a description of the material factors underlying the decisions which resulted in the 2006 compensation provided to the Company’s named executive officers as presented in the tables which follow this CD&A.

Role of Committee. The Compensation Committee of the Board of Directors is responsible for developing the Company’s executive compensation philosophy. In addition, the Compensation Committee establishes, oversees and directs the Company’s executive compensation programs and policies and administers the Company’s equity compensation plan. The Compensation Committee seeks to align executive compensation with competitive survey data and the Company’s financial performance in order to enhance shareholder value. The Compensation Committee consists of four non-employee Directors. The Compensation Committee consists of James A. Urry, Gary Gist, Gregory Lang and James V. Diller. Their full background can be found under the Business Experience of Directors section.

The Compensation Committee reviews and approves salary and other compensation, which includes base salary and incentive pay of officers and other key executives and administers certain benefit plans and compensation of the Board of Directors. The Compensation Committee also has the authority to administer, grant and make awards under the Company’s equity compensation plan. Annually, the overall business plan for the Company is approved by the Board of Directors. The Compensation Committee considers the annual and semi-annual business plan information when approving compensation and equity plans. The performance goals that are approved by a special sub-committee of the Compensation Committee and ratified by the Board of Directors each year reflect corporate market focus, strategic initiatives, financial targets and and other Key Results Expected (KREs). The Compensation Committee receives advice from a 3rd party independent advisor, Radford Surveys and Consulting (“Radford”), that reports directly to the Committee. The Compensation Committee considers Radford information and recommendations when making compensation plan decisions. Radford is a recognized leader in compensation market intelligence. Radford provides strategic guidance and acts as an independent consultant to the Compensation Committee by leveraging its extensive database and significant industry expertise. Radford meets, at times, with the Compensation Committee in sessions separate and apart from management. Through Radford’s network, the Compensation Committee is able to not only compare the Company’s practices with the high-tech industry but can specifically use their data and expertise to compare Intersil’s compensation practices with an identified list of peer semiconductor industry companies.

In 2006, the Compensation Committee met eight times with management. Generally, management, consisting of the Vice President of Human Resources, Corporate Compensation Director and the Chief Executive Officer reviews data from Radford and prepares recommendations for the Compensation Committee related to cash and equity compensation for executives as well as for the overall employee population. The Compensation Committee, management and Radford then meet together to discuss these recommendations or specific compensation issues and final decisions on these compensation matters are made by the Compensation Committee. In addition to the eight meetings mentioned above, the Committee held some “pre-meetings” in advance of regularly scheduled meetings to review compensation information and discuss topics that would be covered at the next regularly scheduled Compensation Committee meeting at which approval of various recommendations were required. The Compensation Committee, at times, met in executive sessions without management. The Committee also met regularly with Radford and key executives from the Company, such as the Vice President, Human Resources and the Corporate Compensation Director, to review best practices and marketplace trends in order to remain educated on compensation issues. Each year, management works with the Chairman of the Compensation Committee to establish a full annual calendar for the following year which is approved by the Compensation Committee.

Compensation Philosophy and Objectives—The Compensation Committee’s objectives include (i) attracting and retaining exceptional individuals as senior executives and (ii) providing key executives with motivation to perform to the full extent of their abilities in an effort to maximize Company performance and deliver enhanced value to the Company’s shareholders. The Compensation Committee believes it is important to place a greater percentage of senior executives’ compensation at risk than that of non-executives, thus a significant portion of senior executives’ compensation is tied directly to the performance of the business and value of the Company’s common stock. To achieve these objectives, the Compensation Committee considers the business performance of the Company, including, the impact on growth, profitability and market position. Accordingly, executive compensation consists primarily of annual base salary, incentives linked to the performance of the Company and long-term equity-based compensation. The Compensation Committee’s compensation philosophy consists of developing programs and practices that (i) attract and retain exceptional executives, (ii) motivate and reward behavior consistent with our values that will yield desired financial results; (iii) maximize shareholder value by emphasizing both the short-term and strategic focus of the business; (iv) are highly responsive to Company performance; and (v) facilitate congruence between shareholder interests and employee interests through ownership of Intersil stock.

The Company engages in significant market analysis to determine what the appropriate market compensation is in the semiconductor and high technology industries. Radford and the Company use a comparative framework to define specific peer companies and utilize data sources to be used to assist in the assessment of job levels and compensation programs and practices. This framework includes considering information primarily from the semiconductor industry but also considering a broader base from the overall high technology industries when appropriate. Additionally, the Company reviews information from Radford which Radford obtains from their extensive survey network as well as public filings for peer companies regarding executive pay. Consideration is given to company revenue, company size, company products, and if Intersil, at times, competes with the company for labor when establishing a group of peer companies within the semiconductor industry to compare compensation, benefits and equity information. These companies have revenue and employee populations smaller and larger than the Company and are companies Intersil would typically compete with for talent, making them appropriate for measuring compensation practices. In 2006, our peer group included the following companies:

Altera	AMD	Analog Devices	Xilinx
Fairchild Semiconductor	Freescale	Integrated Device Technology
International Rectifier	Linear Technology	Marvell Technology
Maxim Integrated Products	Micrel	Microchip Technology
Microsemi	National Semiconductor	Power Integrations
Semtech	Silicon Laboratories	Texas Instruments

Compensation Components

The Company believes that there should be three main components to compensation: base pay, incentive pay and equity compensation. A component of the overall Company compensation philosophy is to pay base salary at market and provide above market total cash earning opportunities for executives and employees when individual and Company performance meets or exceeds targets. This philosophy is applied consistently across the Company to executives and non-executives alike. In addition to comparing to our peer group, an individual’s cash and equity compensation is based upon individual and Company performance for a defined performance period.

The administration of the Company equity compensation philosophy also considers factors such as employee participation rate, performance and retention. Equity compensation is distributed to the majority of the Company’s exempt employees and to a limited number of non-exempt employees. Grants are intended to reward performance, and as a result emphasis is placed on distributing the appropriate amount of grants to high performers in the organization. The Company believes this approach to equity reflects our commitment to rewarding a combination of short and long term individual and Company performance. Particular attention is given to the number of grants required to attract and/or retain talent necessary to execute our business plans. Generally, the Company aims to deliver equity compensation at the 60th to 65th percentile of market to executives. Market position of executive compensation could fluctuate based on individual and Company performance while still taking into consideration competitive market data. Below is a further explanation of the components of compensation for Named Executive Officers.

Total compensation for senior executives is structured to deliver competitive pay, balanced between three primary components: annual base salary, annual incentive compensation and equity compensation.

Base Salary. The annual base salaries of the Company’s senior executives, like other key employees in the Company, are set at levels designed to attract and/or retain exceptional individuals by rewarding them for individual and Company achievements. Senior Executives’s base salaries are reviewed annually and may be adjusted in accordance with the following;

•	Base salary data provided by Radford regarding our defined peer group and larger industry market

•

Internal review performed by the Vice President of Human Resources and CEO and presented to the Compensation Committee of the executive’s compensation, both individually and relative to other Company executives

•	Individual performance of the executive and expected future contributions and the scope and nature of responsibilities

Annual Cash Incentive. The Company compensation philosophy supports that a portion of the executives’ annual compensation should be tied to the financial results of the Company in order to reward individual performance and overall Company success. Annual incentive compensation for named executive officers is delivered through the Company’s shareholder approved Executive Incentive Plan (“EIP”). Cash incentive payout targets are established for six-month performance periods during each calendar year based upon financial targets, such as revenue, operating income, return on capital or other financial metrics and, at times, possibly strategic and organizational objectives. The performance objectives and targets are approved by the Compensation Committee near the beginning of each performance period and performance against the objectives is measured at the end of each performance period. Incentive payouts are approved in accordance with the terms of the EIP. Based upon the Company’s financial performance, the actual payouts can range from 0%—200% of target. In 2006, the EIP targets were based 60% on revenue targets and 40% on Operating Income targets. Specifically, for the year, executives earned a blended payout equal to 127.35% of their target cash incentive. The revenue and operating income targets are based not only on the absolute growth of the Company but also financial performance relative to our peers in the semiconductor industry. Rewarding executives based upon these metrics ensures that executive incentive pay is in line with overall Company financial performance and achievment of the Company’s overall business plan.

Discretionary Bonus. Discretionary bonuses are intended to reward certain senior executives, for achieving individual performance objectives or recognizing an increase in scope of responsibilities. In 2006, three Named Executive Officers received discretionary bonuses in recognition of excellent Company performance and individual contributions. Messrs. Zinsner, Tokos and Lahri each received discretionary bonuses in the amount of $25,000. Discretionary bonuses are generally paid in cash in an amount reviewed and approved by the Compensation Committee and ordinarily are paid in a single installment.

Long Term Incentive Program. The Compensation Committee believes that long-term performance is supported through an equity ownership culture which utilizes the use of stock option grants, and performance-based and time-based equity awards to encourage sustained performance by the Company’s executive officers. Our equity program for executives is a combination of Deferred Stock Units (“DSUs”), Performance-Based Deferred Stock Units (“PDSUs”) and Restricted Stock Units (“RSUs”) and stock Options under the shareholder approved 1999 Equity Compensation Plan (the “Equity Plan”).

Equity. The Compensation Committee authorizes the issuance of equity grants and awards under the Equity Plan. Awards under the Equity Plan may be in the form of, but not limited to, stock options, DSUs, restricted stock awards or stock appreciation rights. Stock options, which have an exercise price equal to the closing price of the Company’s common stock on the date of grant, and typically vest over a four-year period, were granted to senior executives and other key employees. Similar to base salary considerations, the Company considers market data, an internal review of the executive’s overall equity compensation and the performance of the executive and Company when determining the number of equity awards granted each year. Generally, the Company aims to deliver equity compensation to executives at the 60th to 65th percentile versus the peer group and overall industry market described above. An executive’s equity compensation could fluctuate based on individual and Company performance while still taking into consideration competitive market data.

The Equity Plan authorizes the Company to grant stock options to purchase shares of common stock to our employees, Directors and consultants. The Compensation Committee is the administrator of the Equity Plan. Stock option grants are made at the commencement of employment, during the annual performance review cycle and, occasionally, following a significant change in job responsibilities or to address employee retention or excellent job performance. The Compensation Committee reviews and approves stock option grants to executive officers based upon a review of competitive compensation data, its assessment of individual performance and Company performance, a review of each executive’s existing long-term incentives, and retention considerations. Stock options granted by the Company have an exercise price equal to the fair market value of our common stock on the date of grant, typically cliff vest 25% the first year and 6.25% quarterly thereafter based upon continued employment over a four year period, and generally expire seven years after the date of grant. In 2006, the Company changed its practice with regard to the annual grant cycle. Prior to 2006, annual grants were granted in four installments on the first trading day of each quarter beginning with the second quarter of the year. Beginning in 2006, the Company decided to issue annual grants in one grant on the first trading day of the second quarter of the year. The new practice is more consistent with our peer analog semiconductor companies and helps ensure our competitiveness.

The Compensation Committee approves the pool of stock to be distributed to all employees, including executives during the course of the fiscal year in the form of annual, recognition, promotion, and new hire grants. Annually, the Compensation Committee reviews and approves specific guidelines under which grants could be made. The Committee also receives a quarterly summary of stock options or awards granted during the quarter. The Compensation Committee delegates some responsibility to a secondary committee which is made up of the CEO and Vice President of Human Resources to approve stock to employees below the CEO and executive staff level as long as approval is within the aforementioned guidelines. The Compensation Committee retains authority for all grants made to Named Executive Officers, direct reports to the CEO and grants to newly appointed vice presidents. A special sub-committee of the Compensation Committee approves equity grants and performance standards for performance based compensation given to the executive staff and CEO. This sub-committee currently consists of Messrs. Urry, Gist, and Lang. Mr. Diller is a member of the Compensation Committee, but not of the sub-committee because he is an “outside director” under the Code as a result of being a former officer of Elantec Semiconductor, Inc., an affiliate of the Company.

Timing of awards—Senior executives’ annual grants, whether stock options or stock awards are typically awarded at the same time that annual grants are distributed to non-executive employees unless the award is connected to another significant event such as new hire, recognition, promotion or contractual agreement. Annual grants for all employees are awarded during our annual performance management and salary review cycle which typically occurs in the March/April timeframe.

Executive Ownership Requirements—In 2003, consistent with the Compensation Committee’s philosophy, to enhance the alignment of interests between shareholders and the Named Executive Officers, the Compensation Committee established minimum ownership requirements for certain senior executives. In the table below are the ownership requirements, expressed as a multiple of base salary, that must be attained by the senior executive within a 5 year period. Executive Ownership is calculated using the cost basis of DSUs granted (vested and unvested), the cost basis of shares purchased through option exercise or shares purchased through the Employee

Stock Purchase Plan or on the open market. Consideration is given to the current value (shares x current price at ownership implementation) for shares owned.

Position	Multiple of Base Salary	Time to Attain
Chief Executive Officer	4X	5 years
Other Named Executive Officers	2X	5 years

A recent review of the Named Executive Officers and their ownership attainment revealed that each is on track to meeting the goal within the timeframe indicated In order to further ensure that the financial interests of the Named Executive Officers are aligned with the interests of the Company’s shareholders, the Company has a policy that prohibits Named Executive Officer and other employees from taking a short position in the Company’s stock, and which also prohibits them from trading the Company’s stock during certain periods of time when earnings are announced.

Deferred Stock Units. In 2003, the Compensation Committee approved the issuance of DSUs as a form of restricted stock under the Plan. DSU awards, in tandem with stock option grants, enable the Company to deliver competitive values of equity compensation while reducing the total number of shares issued under the Equity Plan on an annual basis. In addition, the 3-year cliff vesting schedule initiated with the 2003 DSU award and subsequent DSU awards increases the retentive value of the equity compensation. The DSUs fully vest at the end of the third anniversary of the award, with no interim vesting, subject to the recipient satisfying the employment requirements set forth in the terms and conditions of the award. As these are DSUs, the plan has been designed to be in compliance with all provisions of Section 409A of the Code. Future DSU grants may have different vesting schedules based on the goals of the Company.

Performance-Based Deferred Stock Units. To reinforce our high performance results-oriented culture, in 2006, the Company started issuing PDSUs. These PDSUs are subject to performance targets based upon the Company’s performance in revenue growth and operating profit growth compared to a peer group of companies. The PDSUs issued in 2006 cliff vest after three years and the actual distribution of the PDSUs is based on the Company’s financial performance (operating profit growth and revenue growth) compared to the peer group of companies. In 2006, the peer group of companies included:

Altera	AMD	Analog Devices	Xilinx
Fairchild Semiconductor	Freescale	Integrated Device Technology
International Rectifier	Linear Technology	Marvell Technology
Maxim Integrated Products	Micrel	Microchip Technology
Microsemi	National Semiconductor	Power Integrations
Semtech	Silicon Laboratories	Texas Instruments

The actual number of these PDSUs distributed could range from 0 – 200% of the original grant based upon the Company’s performance. Recipients may elect to defer receipt of the common stock represented by the PDSU award for five-year deferral periods, subject to the terms and conditions of the award. Dividend equivalents will accrue during the vesting and/or deferral period and be paid out following the vesting date or the expiration of the deferral period. Since these are PDSUs, the plan has been designed to be in compliance with the provisions of Section 409A of the Code.

Restricted Stock Grants. The Company has and may in the future elect to make grants of restricted stock to our senior executives or specific key employees. In 2006, no Named Executive Officer received time based restricted stock awards. RSUs were given to other key performers and new hires on a very limited basis. In 2007, we anticipate using a mix of equity vehicles for both executives and non-executives. The use of RSUs will be incorporated into our overall equity compensation philosophy and practices for stock eligible employees across the Company. During the annual review of executive compensation, the Compensation Committee reviews the mix of time-based and performance-based equity as a part of the normal course of evaluating the Company’s equity program. The Company’s overall approach to equity compensation for executives still relies on performance-based vehicles, but time-based awards will be issued on a selected basis to executives. Distribution of DSUs, PDSUs or RSUs for executive officers requires approval by the Compensation Committee.

Stock Option Run Rate. The Compensation Committee periodically reviews both the gross and the net run rate, compared to both our peer group and the broader industry practices as summarized by Radford. The Company understands that certain shareholder advisory organizations consider stock option run rate when advising their clients on shareholder voting. The Committee monitors the Company’s stock option run rate and takes into consideration, the Company’s run rate compared to peer companies and the broader industry averages when reviewing recommendations for the annual stock pool to be distributed to employees.

The gross run rate is determined by taking the total options and restricted stock/restricted stock units granted divided by total common shares issued and outstanding. During 2006, options issued totaled 6,194,150. In addition, 545,000 deferred stock/restricted stock units were issued. Of the 6,739,150 total options/units issued, 353,000 were performance-based deferred stock units which have not yet vested or been earned. At the end of 2006, the Company had 135,920,530 shares outstanding. The Company understands that some shareholder advisory organizations do not count unvested or unearned performance-based restricted stock units in their run rate calculations until the awards are vested or earned, thus, the issuance of performance-based restricted stock units initially has a positive impact on the Company’s run rate in certain years as viewed by certain shareholder advisory organizations and shareholders.

Other Compensation—The Company’s executive officers who were parties to employment agreements will continue to be parties to such employment agreements in their current form until such time as the Compensation Committee determines in its discretion that revisions to such employment agreements are advisable.

401(k)—In 2006, the executives were able to participate in the Intersil Corporation Retirement Plan (the “401(k) Plan”). All participants in the 401(k) Plan may begin participation on his or her first day of employment with the Company, however, Company matching contributions do not begin until an individual has reached his or her one year anniversary with the Company. For those that reach their one year anniversary, the Company begins to match 100% of contributions on the first 6% of compensation deferred under the 401(k) Plan. Company matching contributions are subject to a five year vesting schedule based upon an individual’s tenure with the Company. The 401(k) Plan also has an after tax provision for all employees that allows additional after tax dollars to be contributed to the plan.

Non-qualified Deferred Compensation Plan—In order to remain competitive, the Company has made available a Non-qualified Deferred Compensation Plan (“DCP”) which allows executives and other employees in the company who earn compensation greater than $150,000 per year to defer up to 50% of their base salary and all or a portion of their cash incentive bonus on a pre tax basis. These amounts deferred are deemed invested in a rabbi trust maintained by TRowe Price. The participating individual may choose how to invest the amounts deferred in the following funds, displayed below with their 2006 rate of total return, managed by or provided through TRowe Price:

TRP Summit Cash Reserves Fund	4.70%	TRP Short Term Bond Fund	4.38%
TRP Spectrum Income Fund	8.38%	TRP Equity Income Fund	19.14%
TRP Equity Index 500 Fund	15.41%	TRP Personal Strategy Balanced Fund	11.92%
TRP Blue Chip Growth Fund	9.73%	American Europacific Growth Fund	21.87%
TRP Extended Equity Market Index	15.76%	TRP High Yield Fund	9.75%
Waddell & Reed Adv Science & Tech Fund	7.57%	TRP Retirement Income Fund	9.98%
TRP Value Fund	19.75%	TRP Retirement 2005 Fund	11.50%
TRP Retirement 2010 Fund	12.84%	TRP Retirement 2015 Fund	13.73%
TRP Retirement 2020 Fund	14.66%	TRP Retirement 2025 Fund	15.44%
TRP Retirement 2030 Fund	16.14%	TRP Retirement 2035 Fund	16.18%
TRP Retirement 2040 Fund	16.24%	TRP Retirement 2045 Fund	16.15%

Benefits under the DCP will be paid no earlier than the beginning of the year following the executive’s termination or retirement from the Company. However, the Compensation Committee can, in its sole discretion, pay the benefit in cash in the event of an unforeseen financial hardship. Benefits can be received in a lump sum or annual installments as elected by the executive. In the event of death, the benefits will be paid as soon as practical to the executive’s beneficiary.

The Company wants to ensure that its executives have the best information available to them to maintain their health. To that end the named executive officers are also eligible to receive an annual executive physical. The named executive officers were eligible for reimbursement up to a maximum of $2,000 for executive physicals. The named executive officers were also eligible for reimbursement for personal tax preparation up to a maximum reimbursement of $3,000. Consistent with the Company’s compensation philosophy, we intend to continue to maintain our current benefits and perquisites for our executive officers; however, the Compensation Committee in its discretion may revise, amend or add to the officer’s executive benefits and perquisites if it deems it advisable. The Company believes these benefits and perquisites are competitive with peer companies. The Company currently has no plans to change either the employment agreements (except as required by law or as required to clarify the benefits to which our executive officers are entitled as set forth herein) or levels of benefits and perquisites provided hereunder.

Accounting and Tax Treatment.

Deductibility of Executive Compensation—As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals unless the compensation is performance based. The Company believes that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

Nonqualified Deferred Compensation—On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, adding Section 409A of the Code which changed the tax rules applicable to nonqualified deferred compensation arrangements. While the final Treasury regulations under Section 409A have not yet become effective, the Company believes it is operating in good faith compliance with the provisions of Section 409A which became effective on January 1, 2005. A more detailed discussion of the Company’s nonqualified deferred compensation arrangements is provided under the heading “Non-qualified Deferred Compensation”.

Accounting for Stock-Based Compensation—Beginning on January 1, 2006, the Company began to amortize the fair value of all stock options, deferred and restricted stock units, over their vesting life in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS 123R”), and estimates prospective forfeitures as required under that pronouncement. Generally, the Company does not make compensation decisions based on the tax or accounting treatment of any particular form of compensation.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS OF INTERSIL CORPORATION

FOR FISCAL YEAR 2006

Report of the Compensation Committee of the Board of Directors on Executive Compensation

The Compensation Committee of the Company has reviewed and discussed the above Compensation Discussion and Analysis with our management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

James A. Urry, Committee Chairman

Gregory Lang

James V. Diller

Gary E. Gist

SUMMARY COMPENSATION

The following tables set forth information regarding compensation for the year ended December 29, 2006 for our Chief Executive Officer, Chief Financial Officer, and the other three most highly compensated executive officers in the Company, as well as Mr. DiNardo, formerly our President and Chief Operating Officer, whose employment was terminated on October 26, 2006.

SUMMARY COMPENSATION TABLE

Calendar Year 2006

Name and Principal Position	Calendar Year	Salary $ [1]	Bonus $ [2]	Stock Awards $ [3]	Option Awards $ [3]	Non-Equity Incentive Plan Compensation $ [4]	Change in Pension Value and non-qualified Deferred Compensation Earnings $	All Other Compensation $ [5]	Total $
Richard M. Beyer	2006	550,000		1,297,147	2,399,448	764,130	—	12,566	5,023,291
President, Chief Executive Officer and Director
David A. Zinsner	2006	269,231	25,000	156,483	372,294	222,871	—	16,140	1,062,019
Vice President and Chief Financial Officer
Rajeeva Lahri	2006	300,000	25,000	96,020	723,081	358,874	—	15,154	1,515,850
Executive Vice President Technology and Chief Technical Officer
Peter Oaklander	2006	225,000		170,917	176,063	137,021	—	7,026	716,027
Senior Vice President Worldwide Sales
Thomas C. Tokos	2006	263,846	25,000	149,775	336,139	197,400	—	16,549	988,709
Vice President, General Counsel and Secretary
Louis DiNardo [6]	2006	343,399		1,069,442	2,513,215	333,124	—	683,639	4,942,819
President and Chief Operating Officer

[1]	These amounts represents the total amount of base salary received in 2006. Mr Oaklander’s salary represents a partial year of base salary of $300,000 since his hire date of March 27, 2006.

[2]	These amounts represent one time discretionary management bonuses given to Mr. Zinsner, Mr. Lahri and Mr. Tokos.

[3]	These amounts represent the compensation recognized by the company in accordance with FAS 123R. Stock awards are valued using the intrinsic value at the time of grant. Option awards are valued using the Black Scholes model for grants on or before October 31, 2004, and a binomial lattice model for all grants thereafter. All awards are amortized over the vesting life of the award. For a detailed discussion of our grant date fair value calculation methodology, including assumptions and estimates inherent therein, please refer to our Annual Report on Form 10-K for the year ended December 29, 2006 filed with the SEC on February 27, 2006. Such discussion is found in said Form 10-K in Footnote 8.3 to the Consolidated Financial Statements beginning on page 61.

[4]	These amounts represent the 2006 plan year payouts as part of the Executive Incentive Plan documented in the CD&A. For Mr. Beyer, $705,872 of his EIP payouts were deferred into the company’s non-qualified Deferred Compensation Plan.

[5]	These amounts represent additional compensation related to benefits and perquisites to include 401(k) matching contributions, life insurance and executive tax preparation and executive physicals. For Mr. Beyer this represents $5,880 in 401(k) match, $4,902 in company paid life insurance premiums and $1,784 for an executive physical. For Mr. Zinsner, this represents, $13,200 for 401k match, $653 for company paid life insurance premiums, $1,936 for an executive physical and $350 for tax preparation. For Mr. Lahri, this represents, $8,769 for 401(k) match, $2,280 for dividends paid on vested and delivered DSUs, $2,230 for company paid life insurance premiums, $650 for an executive physical and $1,225 for tax preparation. For Mr. Oaklander, this represents $591 for life insurance premiums and $6,435 for the sales car plan allowance. For Mr. Tokos this represents $13,200 for 401(k) match, $1,578 for life insurance premiums and $1,770 for an executive physical. For Mr. Dinardo this represents $1,447 for life insurance premiums and $682,192 in severance benefits which equated to one year of base salary and a prorated portion of his 2006 cash incentive at 100% of target.

[6]	Mr. Dinardo terminated on October 26, 2006. If Mr. Dinardo had remained employed, he would have been a Named Executive Officer.

Grants of Plan Based Awards—The following table sets forth information regarding plan based grants awarded to our Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers during 2006 as well as Mr DiNardo who was terminated on October 26, 2006.

GRANTS OF PLAN BASED AWARDS

Name and Principal Position	Grant Date	Approval Date [1]	Estimated Future Payouts Under Non-Equity Incentive Plan Awards $ [2]			Estimated Future Payouts Under Equity Incentive Plan Awards # [3]			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options [4]	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($) [5]
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Richard M. Beyer	2/7/2006	2/7/2006	—	600,000	1,200,000
President, Chief Executive Officer and Director	1/2/2006	12/23/2005				—	100,000	200,000				2,488,000
	4/3/2006	12/23/2005								250,000	29.30	2,347,500

David A. Zinsner	2/7/2006	2/7/2006	—	175,000	350,000
Vice President and Chief Financial Officer	4/3/2006	2/23/2006				—	13,000	26,000				380,900
	4/3/2006	2/23/2006								70,000	29.30	657,300

Rajeeva Lahri	2/7/2006	2/7/2006	—	280,000	560,000
Executive Vice President Technology and Chief Technical Officer	4/3/2006	2/23/2006								30,000	29.30	281,700
Peter Oaklander	3/27/2006	3/3/2006	—	160,000	320,000
Senior Vice President Worldwide Sales	4/3/2006	3/3/2006				—	20,000	40,000				586,000
	4/3/2006	3/3/2006								100,000	29.30	939,000

Thomas C. Tokos	2/7/2006	2/7/2006	—	155,000	310,000
Vice President, General Counsel and Secretary	4/3/2006	2/23/2006				—	8,500	17,000				249,050
	4/3/2006	2/23/2006								47,500	29.30	446,025

Louis DiNardo	2/7/2006	2/7/2006	—	375,000	750,000
President and Chief Operating Officer	1/25/2006	1/19/2006				—	60,000	120,000				1,611,000
	4/3/2006	1/19/2006								150,000	29.30	1,408,500

[1]	In accordance with our 1999 Equity Compensation Plan, options are granted on the first trading day of the month following approval of the grant or are made with our annual grant process as described in the CD&A. Mr Oaklander’s new hire grants of 20,000 DSUs and 100,000 stock options were granted on the first trading day of the month following his hire date.

[2]	These amounts represent each executive’s target cash payout under the documented Executive Incentive Plan which pays out a maximum of 200% of target.

[3]	Performance based deferred stock units (“DSUs”) were awarded to Messrs. Beyer (100,000), DiNardo (60,000), Zinsner (13,000), Oaklander (20,000) and Tokos (8,500) on April 3, 2006. The awards vest upon the third anniversary of the grants, subject to the recipient satisfying the employment requirements set forth in the terms and conditions of the award. A recipient may elect to defer receipt of the common stock represented by a DSU award for at least a five-year deferral period, subject to the terms and conditions of the award. Dividend equivalents will accrue during the vesting period and, if applicable, the deferral period and will be paid out following the vesting date or the expiration of the deferral period. Additionally, these awards are subject to three year performance schedules based on certain identified financial metrics of the company. The maximum number of shares than can be received upon vesting is 200% of the original award.

[4]	Fiscal year 2006 stock options were granted under the Intersil Corporation 1999 Equity Compensation Plan. Each stock option grant expires seven years from the date of each grant. With the exception of Mr. Beyer, each annual grant disclosed above vests 25% on April 2, 2007 and 6.25% quarterly thereafter until fully vested. Mr. Beyer’s grant of 250,000 options on April 3, 2006, vests one-third on each of the following dates: April 2, 2007, April 2, 2008, April 2, 2009. This vesting schedule is commensurate with Mr. Beyer’s employment agreement.

[5]	For a detailed discussion of our grant date fair value calculation methodology, including assumptions and estimates inherent therein, please refer to our Annual Report on Form 10-K for the year ended December 29, 2006 filed with the SEC on February 27, 2006. Such discussion is found in said Form 10-K in Footnote 8.3 to the Consolidated Financial Statements beginning on page 61.

Fiscal Year 2006 Chief Executive Officer and President. Mr. Richard M. Beyer was the President, Chief Executive Officer, and a director of Intersil Corporation in 2006 as described above. In January 2006, the Company entered into an employment agreement with Mr. Beyer that provides for his employment as Chief Executive Officer of the Company through December 31, 2008, and this agreement will be renewed for successive one-year periods unless six months’ notice is given by either the Company or Mr. Beyer. As a result of Mr DiNardo’s termination, Mr Beyer resumed the role of President, in addition to CEO, on October 26, 2006 upon the termination of the employment of Louis DiNardo. Mr. Beyer’s agreement provides that he will receive an annual base salary of $550,000, and will be eligible to receive an incentive bonus with a target payout of $600,000. My Beyer’s compensation may be reviewed and/or adjusted by the Compensation Committee on an annual basis and at its sole discretion. The contract also provides for Mr. Beyer to participate in our executive benefit and incentive plans (including stock-based plans). Under this agreement, Mr. Beyer was also granted certain stock option and performance share awards.

Mr. Beyer’s cash compensation during fiscal year 2006 consisted of an annual base salary of $550,000 and a target annual incentive under the EIP of $600,000. Mr. Beyer is also eligible to receive stock options and DSUs at the discretion of the a special sub-committee of the Compensation Committee. For fiscal year 2006, Mr. Beyer earned a total annual incentive payout under the EIP of $764,130, based upon the accomplishment of Company financial performance goals determined by the a special sub-committee of the Compensation Committee. During fiscal year 2006, Mr. Beyer also was granted stock options to purchase 250,000 shares of Intersil Class A common stock which vest proratably over three years. He was also granted 100,000 performance based DSUs that cliff vest at the end of three years and are earned only if specific company targets are achieved. The use of stock options and DSUs as a portion of Mr. Beyer’s compensation accomplishes the Compensation Committee’s objective that a significant portion of our executives’ compensation be at risk and dependent upon our long-term stock performance.

Fiscal Year 2006 Chief Financial Officer. Mr. David Zinsner is the Chief Financial Officer of Intersil Corporation. Mr. Zinsner’s cash compensation during fiscal year 2006 consisted of an annual base salary of $250,000 for a portion of the year and he received a merit increase to 275,000 in March of 2006. He had a target annual incentive under the EIP of $175,000. Mr. Zinsner is also eligible to receive stock options and DSUs at the discretion of a special sub-committee of the Compensation Committee. For fiscal year 2006, Mr. Zinsner earned a total annual incentive payout under the EIP of $222,871, based upon the accomplishment of Company financial performance goals determined by a special sub-committee of the Compensation Committee. In addition, Mr. Zinsner received a $25,000 discretionary bonus for his performance. During fiscal year 2006, Mr. Zinsner also was granted stock options to purchase 70,000 shares of Intersil’s Class A common stock which vests 25% on the first anniversary of the date of grant and 6.25% quarterly thereafter until fully vested. He was also granted 13,000 performance based DSUs that cliff vest at the end of three years and are earned only if specific company targets are achieved. The use of stock options and DSUs as a portion of Mr. Zinsner’s compensation accomplishes the Compensation Committee’s objective that a significant portion of our executives’ compensation be at risk and dependent upon our long-term stock performance.

Fiscal Year 2006 Chief Technical Officer. Mr. Rajeeva Lahri is the Executive Vice President of technology and the Chief Technology Officer of Intersil Corporation. Mr. Lahri’s cash compensation during fiscal year 2006 consisted of an annual base salary of $300,000. He had a target annual incentive under the EIP of $280,000. Mr. Lahri is also eligible to receive stock options and DSUs at the discretion of a special sub-committee of the Compensation Committee. For fiscal year 2006, Mr. Lahri earned a total annual incentive payout under the EIP of $356,594, based upon the accomplishment of Company financial performance goals determined by a special sub-committee of the Compensation Committee. In addition, Mr Lahri a $25,000 discretionary bonus for his performance. During fiscal year 2006, Mr. Lahri also was granted stock options to purchase 30,000 shares of Intersil’s Class A common stock which fully vests on the first anniversary of the date of grant. The use of stock options and DSUs as a portion of Mr. Lahri’s compensation accomplishes the Compensation Committee’s objective that a significant portion of our executives’ compensation be at risk and dependent upon our long-term stock performance.

Fiscal Year 2006 Sr Vice President, Worldwide Sales. Mr. Peter Oaklander is the Sr. Vice President of Worldwide Sales of Intersil Corporation. Mr. Oaklander was hired on March 27, 2006. Mr Oaklander’s cash compensation during fiscal year 2006 consisted of an annual base salary of $300,000. He had a target annual incentive under the EIP of $160,000. Mr. Oaklander is also eligible to receive stock options and DSUs at the discretion of a special sub-committee of the Compensation Committee. For fiscal year 2006, Mr. Oaklander earned a prorated total annual incentive payout under the EIP of $137,020, based upon the accomplishment of Company financial performance goals determined by a special sub-committee of the Compensation Committee. During fiscal year 2006, Mr. Oaklander also was granted stock options to purchase 100,000 shares of Intersil’s Class A common stock which vest 25% on the first anniversary of the date of grant and 6.25% quarterly thereafter until fully vested. He was also granted 20,000 performance based DSUs that cliff vest at the end of three years and are earned only if specific company targets are achieved as part of his hiring package. The use of stock options and DSUs as a portion of Mr. Oaklander’s compensation accomplishes the Compensation Committee’s objective that a significant portion of our executives’ compensation be at risk and dependent upon our long-term stock performance.

Fiscal Year 2006 General Counsel. Mr. Thomas Tokos is the Vice President, General Counsel and Secretary of Intersil Corporation. Mr. Tokos’ cash compensation during fiscal year 2006 consisted of an annual base salary of $260,000 for a portion of the year and received a merit increase to $265,000 in March of 2006. He had a target annual incentive under the EIP of $155,000. Mr. Tokos’ is also eligible to receive stock options and DSUs at the discretion of a special sub-committee of the Compensation Committee. For fiscal year 2006, Mr. Tokos earned a total annual incentive payout under the EIP of $197,400, based upon the accomplishment of Company financial performance goals determined by a special sub-committee of the Compensation Committee. In addition, Mr. Tokos received a $25,000 discretionary bonus for his performance. During fiscal year 2006, Mr. Tokos also was granted stock options to purchase 47,500 shares of Intersil’s Class A common stock which vest 25% on the first anniversary of the date of grant and 6.25% quarterly thereafter until fully vested. He was also granted 8,500 performance based DSUs that cliff vest at the end of three years and are earned only if specific company targets are achieved. The use of stock options and DSUs as a portion of Mr. Tokos’ compensation accomplishes the Compensation Committee’s objective that a significant portion of our executives’ compensation be at risk and dependent upon our long-term stock performance.

Fiscal Year 2006 Former President and Chief Operating Officer. Mr. Louis DiNardo was the President and Chief Operating Officer of Intersil Corporation from January 26, 2006 until the termination of his employment on October 26, 2006. In January 2006, the company entered into an employment agreement with Mr. DiNardo that provided for his employment as President and Chief Operating Officer of the Company through January 24, 2008. Mr. DiNardo’s agreement provided that he would receive an annual base salary of $375,000, and would be eligible to receive an incentive bonus of up to $375,000 in accordance with the Company’s EIP, as well as to participate in our executive benefit and incentive plans (including stock-based plans). Under this agreement, Mr. DiNardo was also granted certain stock option and performance share awards. Mr. DiNardo’s cash compensation during fiscal year 2006 consisted of an annual base salary of $350,000 for a portion of the year and he received an increase to $375,000 at the time of his appointment to the position of President and Chief Operating Officer. He had a target annual incentive under the EIP of $375,000. Mr. DiNardo was also eligible to receive stock options and DSUs at the discretion of a special sub-committee of the Compensation Committee. For fiscal year 2006, Mr. DiNardo earned a total annual incentive payout under the EIP of $333,124 based upon the accomplishment of Company financial performance goals determined by a special sub-committee of the Compensation Committee. During fiscal year 2006, Mr. DiNardo also was granted stock options to purchase 150,000 shares of Intersil’s Class A common stock and 60,000 performance based DSUs that cliff vest at the end of three years and earned only if specific company targets are achieved. The use of stock options and DSUs as a portion of Mr. DiNardo’s compensation accomplishes the Compensation Committee’s objective that a significant portion of our executives’ compensation be at risk and dependent upon our long-term stock performance. Mr. DiNardo’s employment was involuntarily terminated on October 26, 2006. His severance benefits as a result of that termination are discussed in the severance benefits portion of the Compensation Discussion and Analysis.

Outstanding Equity Awards Value at Fiscal Year-End Table

The following table includes certain information with respect to the value of all unexercised options previously awarded to the executive officers named above as of our fiscal year end, December 29, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable [2]	Equity Incentive Plan Awards: Number of Securities Underlying Un- exercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) [3]	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards:
								Number of Unearned Shares, Units or Other Rights that Have Not Vested ($) [3]	Market Value or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Richard Beyer	945,403	—	—	37.64	07/12/10	48,500	1,160,120	—	—
President, Chief Executive Officer and Director	138,689	—	—	26.29	01/16/11	—	—	100,000	2,392,000
	68,750	—	—	22.77	04/01/11	—	—	—	—
	42,969	25,781	—	19.30	07/01/11	—	—	—	—
	8,594	25,781	—	17.29	10/01/11	—	—	—	—
	169,509	—	—	24.25	12/20/11	—	—	—	—
	8,594	25,781	—	16.21	01/03/12	—	—	—	—
	15,409	—	—	26.45	01/14/12	—	—	—	—
	4,687	23,438	—	17.08	04/01/12	—	—	—	—
	600,000	—	—	30.21	05/14/12	—	—	—	—
	13,537	23,438	—	19.00	07/01/12	—	—	—	—
	23,437	51,563	—	20.73	09/01/12	—	—	—	—
	14,062	23,438	—	22.06	10/03/12	—	—	—	—
	14,062	23,438	—	25.35	01/03/13	—	—	—	—
	37,500	18,750	—	14.25	02/05/13	—	—	—	—
	—	10,500	—	15.51	04/01/13	—	—	—	—
	—	250,000	—	29.30	04/03/13	—	—	—	—
	42,000	—	—	26.64	07/01/13	—	—	—	—
	42,000	—	—	25.13	10/01/13	—	—	—	—
	42,000	—	—	24.65	01/02/14	—	—	—	—

David A. Zinsner	1,500	—	—	54.00	08/31/10	8,000	191,360	—	—
Vice President and Chief Financial Officer	1,500	—	—	41.56	10/02/10	—	—	13,000	310,960
	1,500	—	—	21.25	01/02/11	—	—	—	—
	3,000	—	—	22.77	04/01/11	—	—	—	—
	375	1,125	—	19.30	07/01/11	—	—	—	—
	1,625	—	—	34.50	07/02/11	—	—	—	—
	937	2,188	—	17.16	09/01/11	—	—	—	—
	1,625	—	—	26.29	10/01/11	—	—	—	—
	375	1,125	—	17.29	10/01/11	—	—	—	—
	1,625	—	—	33.38	01/02/12	—	—	—	—
	375	1,125	—	16.21	01/03/12	—	—	—	—
	1,625	—	—	28.58	04/01/12	—	—	—	—
	10,000	50,000	—	17.02	04/04/12	—	—	—	—
	3,000	—	—	24.24	05/09/12	—	—	—	—
	750	—	—	19.80	07/01/12	—	—	—	—
	6,250	13,750	—	20.73	09/01/12	—	—	—	—
	750	—	—	12.87	10/01/12	—	—	—	—
	750	—	—	16.49	10/29/12	—	—	—	—
	—	750	—	14.45	01/02/13	—	—	—	—
	—	437	—	15.51	04/01/13	—	—	—	—
	—	70,000	—	29.30	04/03/13	—	—	—	—
	1,750	—	—	26.64	07/01/13	—	—	—	—
	4,000	—	—	24.06	08/01/13	—	—	—	—
	1,750	—	—	25.13	10/01/13	—	—	—	—
	2,500	—	—	25.67	11/14/13	—	—	—	—
	1,750	—	—	24.65	01/02/14	—	—	—	—
	2,500	—	—	24.83	02/13/14	—	—	—	—
	469	625	—	18.26	05/14/14	—	—	—	—
	469	625	—	15.70	08/13/14	—	—	—	—

	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable [2]	Equity Incentive Plan Awards: Number of Securities Underlying Un- exercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) [3]	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards:
								Number of Unearned Shares, Units or Other Rights that Have Not Vested ($) [3]	Market Value or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Rajeeva Lahri	17,500	—	—	22.77	04/01/11	13,500	322,920	—	—
Executive Vice President Technology and Chief Technical Officer	208,199	—	—	21.56	04/30/11	—	—	—	—
	2,187	6,563	—	19.30	07/01/11	—	—	—	—
	5,625	13,125	—	17.16	09/01/11	—	—	—	—
	2,563	6,563	—	17.29	10/01/11	—	—	—	—
	38,525	—	—	24.25	12/20/11	—	—	—	—
	4,375	6,563	—	16.21	01/03/12	—	—	—	—
	7,031	11,719	—	17.08	04/01/12	—	—	—	—
	2,500	—	—	27.91	05/15/12	—	—	—	—
	18,750	31,250	—	18.65	06/01/12	—	—	—	—
	7,031	11,719	—	19.00	07/01/12	—	—	—	—
	5,000	—	—	19.50	08/01/12	—	—	—	—
	7,812	17,188	—	20.73	09/01/12	—	—	—	—
	7,031	11,719	—	22.06	10/03/12	—	—	—	—
	7,031	11,719	—	25.35	01/03/13	—	—	—	—
	2,625	2,625	—	15.51	04/01/13	—	—	—	—
	—	30,000	—	29.30	04/03/13	—	—	—	—
	5,250	—	—	26.64	07/01/13	—	—	—	—
	5,250	—	—	25.13	10/01/13	—	—	—	—
	5,250	—	—	24.65	01/02/14	—	—	—	—

Peter Oaklander	—	100,000	—	29.30	04/03/13	—	—	20,000	478,400
Senior Vice President Worldwide Sales

Thomas C. Tokos	12,500	—	—	22.77	04/01/11	8,000	191,360	—	—
General Counsel Secretary	7,812	4,688	—	19.30	07/01/11	—	—	8,500	203,320
	11,250	8,750	—	17.16	09/01/11	—	—	—	—
	7,812	4,688	—	17.29	10/01/11	—	—	—	—
	7,812	4,688	—	16.21	01/03/12	—	—	—	—
	3,094	5,156	—	17.08	04/01/12	—	—	—	—
	3,094	5,156	—	19.00	07/01/12	—	—	—	—
	3,750	8,250	—	20.73	09/01/12	—	—	—	—
	3,094	5,156	—	22.06	10/03/12	—	—	—	—
	3,094	5,156	—	25.35	01/03/13	—	—	—	—
	—	47,500	—	29.30	04/03/13	—	—	—	—
	75,000	—	—	23.63	06/02/13	—	—	—	—

Louis DiNardo [1]	19,531	—	—	25.35	10/26/07	—	—	—	—
	56,250	—	—	29.30	10/26/07	—	—	—	—

[1]	Upon the termination of Louis DiNardo on October 26, 2006, the company accelerated the vesting of 190,268 stock options, 30,000 deferred stock units (“DSUs”), and 30,000 performance based DSUs, all according to the terms of Mr. Dinardo’s severance agreement.

[2]	With two exceptions, all options unexercisable at the end of the company’s fiscal year vest over a 4-year period, 25% after the first year and 6.25% quarterly thereafter. Mr. Beyer was granted 250,000 nonqualified stock options on April 3, 2006 that vest annually over a 3-year period. Mr. Lahri was granted 30,000 nonqualified stock options on April 3, 2006 that cliff vest after 1 year.

[3]	All unvested PDSUs cliff vest 3 years from the original date awarded.

Option Exercises and Stock Vested

The following sets forth information regarding the number and value of options granted to or held by the Named Executive Officers during fiscal 2006 and at December 29, 2006. The Company does not currently have stock appreciation rights (SARs) outstanding.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Richard M. Beyer	163,900	2,235,035	24,000	[1]	703,200
President, Chief Executive Officer and Director

David A. Zinsner	39,500	520,893	—		—
Vice President and
Chief Financial Officer

Rajeeva Lahri	111,000	664,973	6,000	[2]	175,800
Executive Vice President Technology and
Chief Technical Officer

Peter Oaklander	—	—	—		—
Senior Vice President Worldwide Sales

Thomas C. Tokos	—	—	6,000	[3]	163,020
Vice President, General Counsel and
Secretary

Louis DiNardo	631,510	8,161,599	—		—
President and
Chief Operating Officer

[1]	These shares were granted in 2003 and vested in the current year. In accordance with our plan document, receipt of these shares was deferred by Mr. Beyer until April 1, 2011.
[2]	These shares were granted in 2003, vested in the current year and were received by Mr. Lahri.
[3]	These shares were granted in 2003 and vested in the current year. In accordance with our plan document, receipt of these shares was deferred by Mr. Tokos until June 2, 2011.

Non-Qualified Deferred Compensation

The table below provides information concerning the named executive officers for our fiscal year ended December 29, 2006.

NONQUALIFIED DEFERRED COMPENSATION

Name and Principal Position	[1]	Executive Contribution in Last FY ($) [2]	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) [3]	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FY ($)
Richard M. Beyer	DCP	879,255	—	179,661	—	2,064,716
President, Chief Executive Officer and Director	SERP	—	—	6,974	—	135,736

David A. Zinsner	DCP	5,217	—	2,744	—	20,688
Vice President and Chief Financial Officer	SERP	—	—	—	—	—

[1]	“DCP” refers to our Deferred Compensation Plan which allows individuals in the company who earn annual compensation in excess of $150,000 to defer up to 50% of their base salary and all or a portion of their cash incentive bonus on a pre tax basis. These monies are invested in a trust maintained by TRowe Price. SERP refers to the Company’s Supplemental Executive Retirement Plan which was closed to new contributions January 1, 2005. This plan allowed individuals at the vice president level or above to defer up to 50% of their base salary or bonus into the plan. The Company made matching contributions of 100% of the first 6% deferred into the plan. The balances in the plan can continue to earn investment income until a distribution is made. Distributions can be made in a lump sum or in five, seven, ten or fifteen year installments based upon the election of the executive in the event of the executive’s death or termination.

[2]	These amounts represent amounts deferred in 2006 into the Deferred Compensation Plan. For Mr. Beyer, this represents deferral on his 2nd Half 2005 Executive Incentive Plan bonus and deferral on his 1st half 2006 Executive Incentive Plan bonus.

[3]	These amounts represent the unrealized gain or loss at the end of the fiscal year based upon the individual NEO’s Non qualified deferred compensation plan elections. The Company does not provide any interest to the executive on amounts deferred.

Severance and Change-in-Control Benefits

Upon certain types of terminations of employment, severance benefits may be paid to the Named Executive Officers. Except in the case of certain terminations following a change in control, the severance benefits payable to Mr. Beyer and Mr. DiNardo are addressed in their employment agreements, discussed below. For certain terminations following a change in control, the severance benefits payable to Mr. Beyer and Mr. DiNardo are addressed in a separate severance benefits agreement. In the case of certain terminations following a change in control, the other Named Executive Officers are covered under a severance benefits agreement. For all other terminations any severance benefits payable to them would be determined by the Board at its discretion. Mr. DiNardo’s employment was involuntarily terminated on October 26, 2006.

Employment Agreement for Chief Executive Officer

If Mr. Beyer’s employment with the Company is terminated for any reason, he or his estate is entitled to receive a payment equal to his base salary and vacation through the date of termination to the extent not already paid and continued coverage in our benefit plans as long as is required by the plans or applicable law.

Additional Severance Benefits under Mr. Beyer’s Employment Agreement

In addition, Mr. Beyer may receive severance benefits in certain circumstances upon termination of his employment. In order to receive these benefits, he must execute a release in the Company’s favor.

If Mr. Beyer’s employment with the Company is terminated for cause or if he resigns voluntarily prior to the end of his employment contract, Mr Beyer will not be entitled to any cash severance benefits, accelerated vesting of any shares of restricted stock, DSUs, stock options or other equity compensation or post-termination death or medical benefits.

If Mr. Beyer’s employment is terminated by reason of death or disability, he or his estate is entitled to receive (a) a prorated portion of his target incentive bonus, without regard to satisfaction of performance target objectives, (b) a lump sum payment equal to 12 months of his base salary, (c) vesting of a pro-rated number of unvested performance shares only to the extent the applicable performance levels are achieved, and (d) complete vesting of options and restricted stock granted prior to our merger with Elantec Semiconductor, Inc. and an additional one year of credit for vesting in any grants of options after the merger.

If Mr. Beyer’s employment is terminated by the Company without cause, which is defined as any termination that is without a Board determination that there is cause or if Mr. Beyer terminates his employment because of an adverse change in his compensation, title, duties or location of employment, or status as a director, or because we fail to cure our material breach of this agreement, he is entitled to receive (a) the continued payment of his base salary for two years, (b) a payment equal to one-half of his full target incentive bonus, without regard to satisfaction of performance target objectives, for each of the four semi-annual bonus periods following the termination, (c) accelerated vesting of certain equity awards (other than performance shares), (d) the vesting of a pro-rated number of unvested performance shares only to the extent the applicable performance levels are achieved, (e) eligibility to participate, along with his spouse, in the Company’s retiree medical plan maintained with premiums being paid by the company until such time as he becomes eligible for Medicare or becomes covered under another employer’s medical plan, and (f) continuation of coverage under the life insurance policy he has on the date of his termination, until the term of the agreement expires.

If we decide not to renew Mr. Beyer’s agreement, Mr. Beyer’s options and deferred stock awards will fully vest, and a number of performance shares will vest to the extent the applicable performance levels are achieved.

If any payment or distribution by the Company to Mr. Beyer is determined to be subject to the excise tax imposed by Section 4999 of the Code, and the amount he would receive after any excise taxes is less than the amount he would receive if his benefit payments we reduced to the minimum amount that would avoid an excise tax, Mr. Beyer and the Company would agree to reduce the benefit payments accordingly. The agreement also contains, as an additional condition to the receipt of any severance benefits, obligations that restrict Mr. Beyer’s ability to engage in any business that is competitive with the Company’s business or to solicit Company employees, for a period of two years following his termination.

2006 Employment Agreement for Chief Operating Officer

Under Mr. DiNardo’s employment agreement, if Mr. DiNardo’s employment was terminated for any reason, he or his estate would be entitled to receive a payment equal to his base salary and vacation through the date of termination to the extent not already paid and continued coverage in our benefit plans as long as is required by the plans or applicable law.

Mr. DiNardo’s employment was terminated on October 26, 2006 without cause. In accordance with his employment agreement, Mr. DiNardo was paid or will be paid a cash severance amount with a value equal to $682,192 which represents continued payment of his base salary for one year and a prorated portion of his target incentive bonus without regard to satisfaction of performance levels. In addition, Mr. DiNardo received twelve months of credit for full vesting for any grants of options and restricted stock (other than performance shares), vesting of a pro-rated number of unvested performance shares, with the number of performance shares vesting to be determined by our Compensation Committee based on our financial performance relative to our peer group, continuation of coverage under the life insurance policy he has on the date of his termination, for one year and continued coverage in the Company’s benefit plans for twelve months which can be valued at $2,758,465.

Change-in-Control Severance Agreements

We have entered into change-in-control severance agreements with Mr. Beyer as well as the other Named Executive Officers. The agreements continue as long as the executive is employed with the Company, however, if a change in control occurs, the agreements are effective for a period of two and a half years from the date of termination following the change in control. Mr. DiNardo was terminated on October 26, 2006.

These agreements are intended to provide for continuity of management in the event of a change in control. The agreements provide that covered executive officers would be entitled to certain severance benefits following a change in control of the Company. If, during the twelve month period following such a change in control, the executive officer is terminated for any reason, other than for death, disability or for cause, or if such executive officer voluntarily terminates his or her employment because of an adverse change in his or her compensation, title, duties or location of employment, or because we fail to continue a benefit plan (including equity-based plans) without substituting a comparable range of benefits, or because the Company fails to cure our material breach of this agreement, or because the Company fails to get any successor of the Company to agree to assume the terms of this agreement, then the executive will receive certain severance benefits in lieu of the severance benefits provided for in the executive’s employment agreement.

Under Mr. Beyer’s change-in-control severance agreement, Mr. Beyer will be eligible for the continued payment, for three years following the change of control, of (a) his base salary in effect at the time of termination or the time of the change in control, whichever is higher, and (b) the projected annual cash incentive payment without regard to satisfaction of performance target objectives. The executive will also be eligible to participate, along with his covered dependants, in the Company’s retiree medical plan and will be eligible to participate in the Company’s welfare benefit plans (on the same terms and conditions as were in effect at the date of termination, including provisions regarding the cost of such participation to Mr. Beyer) for three years. All restrictions on restricted stock awarded to Mr. Beyer would lapse and all unvested options granted to Mr. Beyer would vest and become exercisable for the remainder of the term of the option. If the benefits payable to Mr. Beyer under his change-in-control severance agreement are ‘parachute payments’ subject to the excise tax imposed by Section 4999 of the Code, the benefits payable to Mr. Beyer may be reduced if such a reduction results in Mr. Beyer receiving a greater net after-tax amount than if such benefits were not reduced.

Under Mr. Zinsner’s, Mr. Lahri’s, Mr Oaklander’s and Mr. Tokos’ change-in-control severance agreements, they will each be eligible for a lump sum payment equal to the executive’s base pay through the Date of Covered Termination at the rate in effect at the time Notice of Termination is given, subject to any applicable withholding of federal, state or local taxes, plus (i) that portion of Executive’s targeted cash bonus prorated through the Date of Covered Termination, and (ii) all other amounts to which Executive is eligible for under any compensation plan or practice of the Company at the time such payments are due. In addition, within thirty (30) days following a Covered Termination, Executive shall receive a lump sum payment equal to one hundred percent (100%) of the sum of Annual Base Pay and Annual Bonus, subject to any applicable withholding of federal, state or local taxes. Each of these executives would also be eligible to participate, along with his covered dependants, in the Company’s medical plan and will be eligible to participate in the Company’s welfare benefit plans (on the same terms and conditions as were in effect at the date of termination, including provisions regarding the cost of such participation to the executive) for one year. Additionally, all of the above mentioned Named Executive Officers, in the event of a change in control and a Covered Termination, would receive full accelerated vesting of all of their Options, DSUs and Performance DSUs.

Under the severance agreements, a change in control would include each of the following events:

•	shareholders approve certain mergers, or a liquidation or sale of our assets;

•	any “person,” as defined in the Securities Exchange Act of 1934, as amended, acquires 25 percent or more of our voting securities; or

•	a majority of our directors are replaced in certain circumstances during a three-year period.

Change of Control Severance Benefits:

Under the individual severance agreements with the Named Executive Officers that address their termination of employment following a change in control of the Company, each Named Executive Officer would be entitled to receive the following estimated benefits. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which would only be known at the time that they become eligible for payment and would only be payable if a change in control were to occur. The Table reflects the amount that could be payable under the various arrangements assuming that the change of control occurred at 12/29/06, including a gross-up for certain taxes in the event that any payments made in connection with a change in control would be subject to the excise tax imposed by Section 4999 of the Code.

Estimated Current Value of Termination Benefits—Change in Control

If Named Executive Officers were Terminated in December 29, 2006

Name and Principal Position	Calendar Year	Severance Amount Cash $ [1]	Early Vesting of Deferred Shares $ [2]	Early Vesting of Stock Options $ [2]	Early Vesting of Performance Shares $ [3]	Other $		Total $
Richard M. Beyer	2006	3,450,000	1,160,120	2,205,160	1,186,170	2,272,558	[4]	10,274,008
President, Chief Executive Officer and Director
David A. Zinsner	2006	450,000	191,360	577,732	115,013	31,134	[5]	1,365,239
Vice President and Chief Financial Officer
Rajeeva Lahri	2006	580,000	322,920	1,488,365	0	39,758	[5]	2,431,043
Executive Vice President Technology and Chief Technical Officer
Peter Oaklander	2006	460,000	176,942	0	176,942	28,600	[5]	842,484
Senior Vice President Worldwide Sales
Thomas C. Tokos	2006	420,000	191,360	558,973	75,201	41,928	[5]	1,287,462
Vice President, General Counsel and Secretary

[1]	This amount represents a lump sum payment equal to 36 months of Mr. Beyer’s base salary in effect at the time of termination and (b) the target annual incentive payment for the year in which termination occurs. These amounts are based on the 2006 salary and bonus paid in 2007 for 2006 performance. This amount represents 12 months of base pay and 100% of each executive’s annual target cash bonus for Mr. Zinsner, Mr. Lahri, Mr. Oaklander and Mr. Tokos.

[2]	These amounts represents the full vesting of all outstanding non-performance DSUs and stock options which would be fully vested at the time of the change in control event. The calculation above is based on the intrinsic value to each executive based upon a closing stock price on December 29, 2006 of $23.92.

[3]	This amount represents the payout of all outstanding Performance-Contingent Share Awards which would be fully vested and paid out based on the Company’s performance at the time of the event and in this case as of December 29, 2006.

[4]	This amount represents the present value of post-termination medical coverage for Mr. Beyer for coverage for a period of 3 years and his accrued unused vacation as of December 29, 2006. It also includes the year ending balance of his NQDC plan as detailed in the NQDC table.

[5]	These amount represent one year of post termination medical coverage for each of the other named executive officers. It also includes accrued unused vacation for each named executive officer as of December 29, 2006 which would become payable in the event of termination.

Severance Benefits—Death or Disability

The only severance agreements for the Named Executive Officers are those which address their termination of employment following a change in control of the Company. The table below represents the severance benefits available to Mr Beyer in the event of his death or disability. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that are payable to Mr Beyer, which would only be known at the time that they become eligible for payment and would only be payable if a termination were to occur.

Estimated Current Value of Termination Benefits—Death or Disability

If Named Executive Officers were Terminated on December 29, 2006

Name and Principal Position	Calendar Year	Severance Amount Cash $ [1]	Early Vesting of Deferred Shares $ [2]	Early Vesting of Stock Options $ [2]	Early Vesting of Performance Shares $ [3]	Life Insurance $ [4]	Other $ [5]	Total $
Richard M. Beyer	2006	1,150,000	717,600	1,746,006	1,186,170	1,000,000	2,220,958	8,020,734
President, Chief Executive Officer and Director
David A.Zinsner	2006	—	—	—	—	825,000	14,334	839,334
Vice President and Chief Financial Officer
Rajeeva Lahri	2006	—	—	—	—	870,000	43,246	913,246
Executive Vice President Technology and Chief Technical Officer
Peter Oaklander	2006	—	—	—	—	690,000	12,000	702,000
Senior Vice President Worldwide Sales
Thomas C. Tokos	2006	—	—	—	—	630,000	24,328	654,328
Vice President, General Counsel and Secretary

[1]	This amount represents the present value of one year of continued payment of Mr. Beyer’s base salary in effect at the time of termination These amounts are based on the 2006 salary and his target bonus.

[2]	These amounts represents an 12 month accelerated vesting of Post 2005 stock awards and full vesting of prior agreement awards as of December 29, 2006 for Mr. Beyer.

[3]	This amount represents the full vesting of a prorated portion of performance shares from the effective date of the shares until the date of the involuntary termination at the performance levels achieved as of the date of the event in this case December 29, 2006 for Mr. Beyer and October 26, 2006 for Mr. Dinardo.)

[4]	These amounts reflect the estimated present value of the proceeds payable to the Executives’ beneficiaries upon death from the Company paid life insurance plan.

[5]	These amounts represent accrued, unused vacation for each named executive officer as of December 29, 2006 that would be due and payable upon their death or disability and Mr. Beyer’s and Mr. Lahri’s aggregate balance of non-qualified deferred compensation plans at year end as detailed in the NQDC table.

Severance Benefits—Without Cause or Involuntary Termination

The only severance agreements for the Named Executive Officers are those which address their termination of employment following a change in control of the Company. The table below represents the severance benefits available to Mr. Beyer in the event of an involuntary termination or termination without cause and the actual severance benefits paid to Mr. DiNardo. Except for with respect to Mr. DiNardo, these disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to Mr. Beyer, which would only be known at the time that they become eligible for payment and would only be payable if a termination were to occur. Except for with respect to Mr. DiNardo, the Table reflects the amount that could be payable under the various arrangements assuming that the termination occurred at December 29, 2006. Mr. DiNardo’s employment was terminated on October 26, 2006.

Severance Benefits Estimated Current Value of Termination Benefits—Without Cause or Involuntary

If Named Executive Officers were terminated in December 29, 2006

Name and Principal Position	Calendar Year	Severance Amount Cash $ [1]	Early Vesting of Deferred Shares $ [2]	Early Vesting of Stock Options $ [2]	Early Vesting of Performance Shares $ [3]	Other $		Total $
Richard M. Beyer	2006	2,300,000	1,160,120	2,205,160	1,186,170	2,249,258	[4]	9,100,708
President, Chief Executive Officer and Director
Louis DiNardo	2006	682,192	750,000	1,240,375	750,000	39,576	[5]	3,462,143
President and Chief Operating Officer

[1]	This amount represents the present value of two years of continued payment of Mr. Beyer’s base salary in effect at the time of termination and (b) one half of Mr. Beyer’s full annual target bonus for each of the four subsequent semi-annual bonus periods. These amounts are based on the 2006 salary and target bonus. This amount represents the present value of one year of continued payment of Mr. DiNardo’s base salary in effect on October 26, 2006 (the date of Mr. DiNardo’s termination) and (b) the prorata portion of Mr. Dinardo’s target annual incentive payment for the year in which termination occurred. These amounts are based on the 2006 salary and target bonus and represent Mr. Dinardo’s actual severance benefits.

[2]	These amounts represents an 18 month accelerated vesting of Post 2005 stock awards and full vesting of prior agreement awards as of December 29, 2006 for Mr. Beyer and 12 months accelerated vesting for Mr. Dinardo.

[3]	This amount represents the full vesting of a prorated portion of performance shares from the effective date of the shares until the date of the involuntary termination at the performance levels achieved as of the date of the event in this case December 29, 2006 for Mr. Beyer and October 26, 2006 for Mr. Dinardo.

[4]	This amount represents life insurance and retiree medical coverage for the remainder of the original term of employment for Mr. Beyer from December 29, 2006 or 25 months and includes accrued, unused vacation of $20,506 which would have been payable. Additionally, this represents the balance of his Non-Qualified Deferred Compensation Plan as of December 29, 2006 as detailed in the NQDC table.

[5]	This amount represents 12 months of post termination welfare benefit coverage (medical, dental, vision, life) for Mr. Dinardo and 119 hours of vacation that was paid out upon his termination on October 26, 2006.

Director Compensation

The following table provides compensation information for the one-year period ended December 29, 2006 for each member of our Board of Directors.

Directors Compensation Table

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($) [1]		Option Awards ($) [1]		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($) [2]	Total ($)
Robert W. Conn	48,201	130,553	[3]	103,501	[7]	—	—	—	282,255
James V. Diller	45,000	122,967	[4]	103,501	[7]	—	—	—	271,468
Gary E. Gist	76,799	130,553	[3]	103,501	[7]	—	—	1,720	312,573
Mercedes Johnson	50,000	55,913	[5]	170,067	[8]	—	—	—	275,980
Gregory Lang	40,375	36,031	[6]	172,333	[9]	—	—	—	248,739
Jan Peeters	60,000	130,553	[3]	103,501	[7]	—	—	—	294,054
Robert N. Pokelwaldt	50,000	130,553	[3]	103,501	[7]	—	—	1,720	285,774
James A. Urry	45,000	130,553	[3]	103,501	[7]	—	—	—	279,054

[1]	These amounts represent compensation recognized by the company in accordance with FAS123R. Stock awards (DSUs) have a vesting life of 36 months. Option awards are valued using a binomial lattice model and have a vesting life of 12 months.

[2]	These amounts represent dividends paid on DSUs that vested and were delivered during the current year.

[3]	Represents amortization on 4,000 DSUs awarded at a price of $26.64 on July 1, 2003, 8,000 DSUs awarded at a price of $22.77 on April 1, 2004, 4,000 DSUs awarded at a price of $17.08 on April 1, 2005, and 4,000 DSUs awarded at a price of $29.30 on April 3, 2006.

[4]	Represents amortization on 4,000 DSUs awarded at a price of $26.64 on July 1, 2003, 4,000 DSUs awarded at a price of $22.77 on April 1, 2004, 8,000 DSUs awarded at a price of $17.08 on April 1, 2005, and 4,000 DSUs awarded at a price of $29.30 on April 3, 2006.

[5]	Represents amortization on 4,000 DSUs awarded at a price of $19.96 on August 3, 2005, and 4,000 DSUs awarded at a price of $29.30 on April 3, 2006.

[6]	Represents amortization on 4,000 DSUs awarded at a price of $29.48 on February 7, 2006.

[7]	Represents amortization on 15,000 options issued on April 1, 2005, with a strike price of $17.08 and a fair value of $5.31, and 15,000 options issued on April 3, 2006, with a strike price of $29.30 and a fair value of $7.43.

[8]	Represents amortization on 25,000 options issued on August 3, 2005, with a strike price of $19.96 and a fair value of $5.93, and 15,000 options issued on April 3, 2006, with a strike price of $29.30 and a fair value of $7.43.

[9]	Represents amortization on 25,000 options issued on February 7, 2006, with a strike price of $29.48 and a fair value of $7.52.

Directors who are also officers of the Company do not receive compensation for their services as directors. The Chairman of the Board, Gary Gist, receives cash compensation in the amount of $75,000 per year paid in quarterly installments of $18,750. In addition, members of the audit committee receive and additional cash retainer of $5,000 per year. In 2006, the Chairman of the Board, Mr. Gist received his annual fee of $75,000 and also received $1,799 for a full quarter of audit committee participation for Q1 and a partial quarter of audit committee participation in Q2. Mr. Diller, Ms. Johnson, Mr. Pokelwaldt and Mr. Urry all received a $45,000 retainer for 2006. Mr. Peeters, who served as the Audit Committee Chairman, received an additional cash retainer of $15,000 annually ($3,750 quarterly). Mr. Lang received a prorated annual fee due to his appointment to the Board on February 7, 2006.

RETIREMENT PLANS

Retirement and Savings Program

Intersil Corporation provides retirement benefits to substantially all employees primarily through a defined contribution retirement plan. Contributions by the Company to the retirement plan are based on employees’ savings with no other funding requirements. The Company is able to make additional contributions to the fund at its discretion.

The savings element of the retirement plan is a defined contribution plan, which is qualified under Section 401(k) of the Code. All employees of the Company may elect to participate in the 401(k) Plan. Under the 401(k) Plan, participating employees may defer a portion of their pretax earnings up to certain limits prescribed by the Internal Revenue Service. The Company provides matching contributions under the provisions of the plan. Employees fully vest in the Company’s matching contributions upon the completion of five years of service.

Retirement benefits also include an unfunded limited healthcare plan for U.S.-based retirees and employees on long-term disability. The cost for retiree benefits is gradually being assumed by the retirees. Intersil Corporation accrues the estimated cost of these medical benefits, which are not material, during an employee’s active service life.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND DIRECTORS AND OFFICERS

The following table sets forth information as of March 16, 2007 with respect to shares of each class of Common Stock beneficially owned by (i) each person or group that is known to the Company to be the beneficial owner of more than 5% of each class of outstanding Common Stock, (ii) each director and named executive officer of the Company and (iii) all directors and executive officers of the Company as a group. Unless otherwise specified, all shares are directly held.

The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the Securities and Exchange Commission, or SEC. Under these rules, a person is deemed to have “beneficial ownership” of any shares over which that person has or shares voting or investment power.

Unless otherwise indicated below, the address for each beneficial owner listed in the table is c/o Intersil Corporation, 1001 Murphy Ranch Road, Milpitas, CA 95035.

	Class A Common Stock
	Shares Beneficially Owned	Percent (1)
FMR Corporation (2)	17,117,765	12.8%
Capital Research and Management Company (3)	11,707,110	8.7%
T. Rowe Price Associates, Inc. (4)	8,143,832	6.1%
Richard M. Beyer (5)	2,417,455	1.8%
James V. Diller (6)	795,598	*
Rajeeva Lahri (7)	370,663	*
Thomas Tokos (8)	161,000	*
Gary Gist (9)	140,948	*
James A. Urry (10)	122,024	*
Robert Pokelwaldt (11)	109,500	*
Robert Conn (12)	105,500	*
Jan Peeters (13)	97,500	*
David Zinsner (14)	84,749	*
Mercedes Johnson (15)	40,000	*
Gregory Lang (16)	25,000	*
Peter Oaklander (17)	25,000	*
All directors and executive officers as a group (13 persons)	4,494,937	3.3%

*	Less than 1% of the outstanding Class A Common Stock

(1)	Percentages are derived using the number of shares of Class A Common Stock outstanding as of March 16, 2007.

(2)	Based solely on information obtained from a Schedule 13-G filed by FMR Corporation for the period ending 12/29/2006. The address of FMR Corporation is 82 Devonshire Street, Boston, MA 02110.

(3)

Based solely on information obtained from a Schedule 13-G filed by Capital Research and Management Company for the period ending 12/29/06. The address of Capital Research and Management Co. is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

(4)	Based solely on information obtained from a Schedule 13-G filed by T. Rowe Price Associates, Inc. for the period ending 12/29/06. The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, MD 21202.

(5)	Includes 25,284 shares owned by Richard M. Beyer—24,000 of these shares are a Deferred Stock Unit award that Mr. Beyer will take possession of on 4/1/2011; and 2,392,171 shares subject to options exercisable within 60 days of March 16, 2007.

(6)	Includes 344,074 shares owned by the James V. Diller & June P. Diller Trust. Also includes 447,524 shares subject to options exercisable within 60 days of March 16, 2007.

(7)	Includes a Deferred Stock Unit award for 6,000 shares and 364,663 shares subject to options exercisable within 60 days of March 16, 2007.

(8)	Includes 161,000 shares subject to options exercisable within 60 days of March 16, 2007.

(9)	Includes 42,948 shares owned by the Gist Family Living Trust. Also includes a Deferred Stock Unit award for 8,000 shares and 90,000 shares subject to options exercisable within 60 days of March 16, 2007.

(10)	Includes 32,024 shares owned by James A. Urry. Also includes 90,000 shares subject to options exercisable within 60 days of March 16, 2007.

(11)	Includes 4,000 shares owned Robert Pokelwaldt. Also includes a Deferred Stock Unit award for 8,000 shares and 97,500 shares subject to options exercisable within 60 days of March 16, 2007.

(12)	Includes a Deferred Stock Unit award for 8,000 shares and 97,500 shares subject to options exercisable within 60 days of March 16, 2007.

(13)	Includes 97,500 shares subject to options exercisable within 60 days of March 16, 2007.

(14)	Includes 84,749 shares subject to options exercisable within 60 days of March 16, 2007.

(15)	Includes 40,000 shares subject to options exercisable within 60 days of March 16, 2007.

(16)	Includes 25,000 shares subject to options exercisable within 60 days of March 16, 2007.

(17)	Includes 25,000 shares subject to options exercisable within 60 days of March 16, 2007.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

The executive officers and key employees of the Company are as follows:

David B. Bell, President, Chief Operating Officer, and Director. Mr. Bell is described above as a nominee for Director.

Richard M. Beyer, Chief Executive Officer and Director. Mr. Beyer is described above as a nominee for Director.

David A. Zinsner, Vice President and Chief Financial Officer. Mr. Zinsner was appointed Vice President and Chief Financial Officer of Intersil Corporation in July 2005. Prior to his promotion, Mr. Zinsner was Intersil’s Corporate Controller and Treasurer for five years. In that role, he oversaw most of Intersil’s finance departments. Since joining Intersil as Corporate Treasurer in 1999, Mr. Zinsner has completed a variety of key executive assignments, including leadership roles in the assimilation of several acquisitions. Prior to joining Intersil, Mr. Zinsner held international finance and treasury management positions at Harris Corporation, and before that, he was employed by Mellon Financial Corporation. Age: 38

Rajeeva Lahri, Executive Vice President of Worldwide Operations and Chief Technology Officer. Mr. Lahri has served as Chief Technology Officer and Executive Vice President of Worldwide Operations since June 2005. Prior to that, he was Vice President of Worldwide Operations and Chief Technology Officer from September 2004 until June 2005. Prior to that, he was the Chief Technology Officer, beginning in May 2002. From April 2001 to May 2002, Mr. Lahri served as Senior Vice President of Technology and Operations at Elantec Semiconductor, Inc. Age: 51

Thomas C. Tokos, Vice President, General Counsel and Secretary. Mr. Tokos has served as Vice President, General Counsel and Secretary of the Company since May 2003. From November 2002 until May 2003, he served as Vice President, General Counsel and Secretary of Asyst Technologies, Inc., a semiconductor equipment company. From August 2001 to September 2002, Mr. Tokos was an attorney in private practice. From July 2000 to July 2001, Mr. Tokos was Chief Financial Officer of Get2Chip.com, Inc., a semiconductor design automation software company. Age: 54

Peter Oaklander, Senior Vice President, Worldwide Sales. Mr. Oaklander has served as the Company’s Senior Vice President, Worldwide Sales since March 2006. Prior to that, Mr. Oaklander spent the past 20 years at Analog Devices, most recently holding the position of vice president and general manager of Power Management products in the Analog Semiconductor division. Prior to that, his positions at Analog Devices included vice president and general manager of Analog Devices’ Silicon Valley Operations, managing director of the Asia Pacific region, director of Consumer Sales and Analog Semiconductor Components division Field Marketing in Japan, as well as other positions with increasing responsibility. Age: 43

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the Securities and Exchange Commission require the Company to disclose late filings of stock transaction reports by its executive officers and Directors. Based solely on a review of reports filed by the Company on these individuals’ behalf and written representations from them that no other reports were required, the following individuals reported that a Form 4 had been filed late during the fiscal year ended December 29, 2006: Rajeeva Lahri and Gary Gist.

EMPLOYMENT AGREEMENTS

On January 1, 2006, the Company entered into an employment agreement with Richard M. Beyer, its President and Chief Executive Officer. The initial term of this agreement is three years, renewable for successive one-year periods beginning January 1, 2009. Under the terms of this agreement, Mr. Beyer may terminate his employment at any time upon 60 days written notice and the Company may terminate his employment at any time upon written notice. His annual base salary will be $550,000 per year and he will be eligible for an annual performance-based target bonus of up to $600,000 with the bonus amount paid being subject to increase or decrease based on the financial performance of the Company. Mr. Beyer was granted options to purchase 250,000 shares of the Company’s common stock over the first year of the term and has been granted 100,000 performance-based deferred stock units (“DSUs”) vesting on January 1, 2009, the number of such DSUs being subject to increase or decrease based upon the Company’s financial performance relative to its peer companies. In the event that his employment is involuntarily terminated or terminated without cause, Mr. Beyer will be entitled to severance benefits consisting of two years of base salary, payment of one-half of his full annual target bonus for each of the four subsequent semi-annual bonus periods, accelerated vesting of certain of his stock options and DSUs and participation in the retiree medical plan maintained by the Company with premiums being paid by the Company until such time as he becomes eligible for Medicare or becomes covered under another employer’s medical plan. In the event of his termination for death or disability, Mr. Beyer (or his beneficiary, as applicable) will be entitled to 12 months of his base salary, a pro-rata portion of his full target bonus for the year of termination and accelerated vesting of certain equity awards. Contemporaneous with execution of this employment agreement, the Company and Mr. Beyer agreed to amend his Executive Change in Control Severance Benefits Agreement dated May 10, 2002. The amendment provides that in the event that Mr. Beyer’s employment terminates due to an involuntary termination or a voluntary termination for good reason within twelve (12) months following a change in control of the Company, the Company will continue to pay his annual base salary and full target annual bonus for three years and certain equity awards granted to Mr. Beyer will become fully vested.

In March 2007, the Company announced the appointment of David B. Bell as its President and Chief Operating Officer. On March 23, 2007, the Company and Mr. Bell entered into an employment agreement effective April 2, 2007. The initial term of this agreement is two years, renewable for successive one-year periods beginning April 2, 2009. Under the terms of this agreement, Mr. Bell may terminate his employment at any time upon 45 days written notice and the Company may terminate his employment at any time upon written notice. His annual base salary will be $450,000 per year and he will be eligible for an annual performance-based target bonus of up to $400,000. On April 2, 2007, Mr. Bell will be granted options to purchase 350,000 shares of the Company’s common stock vesting over a 4 year period and 75,000 performance-based deferred stock units (“DSUs”) vesting on January 1, 2010, the number of such DSUs being subject to increase or decrease based upon the Company’s financial performance relative to its peer companies. In the event that his employment is terminated by him for good reason or terminated by the Company without cause or terminated through death or disability during the employment term, Mr. Bell will receive one year of base salary, payment of a pro-rated portion of his full annual target bonus for the calendar year and be entitled to accelerated vesting of a portion of his unvested DSUs and stock options. Contemporaneous with the commencement of his employment with the Company, the Company and Mr. Bell expect to enter into an Executive Change in Control Severance Benefits Agreement, which would provide that in the event that Mr. Bell’s employment is termination by him for good reason or terminated by the Company without cause within twelve (12) months following a change in control of the Company, the Company will continue to pay his annual base salary and full target annual bonus for two years.

AUDIT FEES

Fees for audit services provided by KPMG totaled $1,275,000 in fiscal year 2006 and fees for services provided by Ernst & Young, LLP totaled $1,828,000 in fiscal year 2005. Audit service fees include fees associated with the annual audit, reviews of the Company’s quarterly reports on Form 10-Q and other attest services related to regulatory filings.

AUDIT-RELATED FEES

Fees for audit-related services provided by KPMG totaled $0 in fiscal year 2006, and fees for audit-related services provided by Ernst & Young totaled $0 in fiscal year 2005.

TAX FEES

Fees for tax compliance services provided by KPMG totaled $0 in fiscal year 2006, and fees for tax compliance services provided by Ernst & Young totaled $536,000 in fiscal year 2005. Fees for tax advice and tax planning provided by KPMG totaled $0 in fiscal year 2006, and fees for tax advice and tax planning provided by Ernst & Young totaled $299,000 in fiscal year 2005.

ALL OTHER FEES

No professional accounting services were rendered or fees billed for other services not included above in 2006 or 2005.

AUDIT COMMITTEE PRE-APPROVAL POLICY

All of the audit engagements relating to audit services, audit-related services and tax services described above were pre-approved by the Company’s Audit Committee in accordance with its Pre-Approval Policy. The Audit Committee Pre-Approval Policy provides for pre-approval of audit, audit-related, tax and other accounting engagements as specifically set forth by the Audit Committee on an annual basis. Individual engagements anticipated to exceed pre-approved fee thresholds and miscellaneous engagements not listed in the policy must be individually pre-approved. The policy authorizes the Audit Committee to delegate one or more of its members pre-approval authority with respect to permitted engagements.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of Intersil’s Proxy Statement or Annual Report may have been sent to multiple stockholders in your household. Intersil will promptly deliver a separate copy of either document to you if you request one by writing or calling as follows: Investor Relations, Intersil Corporation, 1001 Murphy Ranch Road, Milpitas, California 95035, Telephone: 1-888-468-3774, E-mail: investor@intersil.com. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

OTHER BUSINESS

The Company is not aware of any other matters that will be presented for shareholder action at the Annual Meeting. If other matters are properly introduced, the person named in the accompanying proxy will vote the shares they represent in accordance with their judgment.

By Order of the Board of Directors

Thomas C. Tokos
Vice President, General Counsel, and Secretary

March 30, 2007

Exhibit A

INTERSIL CORPORATION

CHARTER OF THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

I. Audit Committee Purpose

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Intersil Corporation (the “Company”) to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial statements, financial reporting processes and systems of internal controls regarding finance, accounting and legal compliance.

•

Select and appoint the Company’s independent auditors, pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to the Company by the Company’s independent auditors, and establish the fees and other compensation to be paid to the independent auditors.

•	Monitor the independence and performance of the Company’s independent auditors and internal auditing function.

•

Establish procedures for the receipt, retention, response to and treatment of complaints, including confidential, anonymous submissions by the Company’s employees, regarding accounting, internal controls or auditing matters.

•	Provide an avenue of communication among: (i) the independent auditors, (ii) the Company’s management, (iii) the Company’s internal auditing function, and (iv) the Board of Directors.

The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as officers and employees of the Company. The Committee has the authority to retain, at the Company’s expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties. The Company shall at all times make adequate provisions for the payment of all fees and other compensation, approved by the Committee, to the Company’s independent auditors in connection with the issuance of its audit report, or to any consultants or experts employed by the Committee.

II. Audit Committee Composition and Meetings

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent, non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. Committee members shall meet the independence and experience requirements of the Securities and Exchange Commission and the NASDAQ National Market (as may be modified or supplemented). All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements at the time of their appointment to the Committee, and at least one member of the Committee shall have accounting or related financial management expertise and qualify as a “financial expert” in accordance with the requirements of the Securities and Exchange Commission and the NASDAQ National Market (as may be modified or supplemented).

Committee members shall be appointed by the Board. If a Committee Chair is not designated by the Board or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate, and each time the Company proposes to issue a press release that includes historical quarterly or historical annual earnings information. The Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee shall meet privately in executive session at each meeting with management, the manager of

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internal auditing, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, shall communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the independent auditors’ review procedures.

III. Audit Committee Responsibilities and Duties

Review Procedures

1. Review the Company’s annual audited financial statements prior to filing or release. Review should include discussion with management and the independent auditors of significant issues regarding critical accounting estimates, accounting principles, practices and judgments, including, without limitation, a review with the independent auditors of any auditor report to the Committee required under rules of the Securities and Exchange Commission (as may be modified or supplemented). Review should also include review of the independence of the independent auditors (see item 8 below) and a discussion with the independent auditors of the conduct of their audit (see item 9 below). Based on such review determine whether to recommend to the Board that the annual audited financial statements be included in the Company’s Annual Report filed under the rules of the Securities and Exchange Commission.

2. In consultation with management, the independent auditors and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management’s responses. Review any significant changes to the Company’s auditing and accounting policies. Resolve disagreements, if any, between management and the independent auditors.

3. Review with financial management and the independent auditors the Company’s quarterly financial statements prior to filing or release. The Committee may designate a member of the Committee to represent the entire Committee for purposes of this review.

4. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and cause the Charter to be approved at least once every three years in accordance with the regulations of the Securities and Exchange Commission and the NASDAQ National Market (as may be modified or supplemented).

Independent Auditors

5. The Company’s independent auditors are directly accountable to the Committee. The Committee shall review the independence and performance of the independent auditors, annually appoint the independent auditors, review with the full Board any proposed discharge of auditors and approve such discharge when circumstances warrant.

6. Pre-approve the fees and other significant compensation to be paid to the independent auditors.

7. Pre-approve the independent auditors’ annual audit plan, including scope, staffing, locations and reliance upon management and internal audit department.

8. On an annual basis, review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence. Such review should include receipt and review of a report from the independent auditors regarding their independence consistent with Independence Standards Board Standard I (as may be modified or supplemented). All engagements for non-audit services by the independent auditors must be approved by the Committee prior to the commencement of services. The Committee may designate a member of the Committee to represent the entire Committee for purposes of approval of non-audit services, subject to review by the full Committee at the next regularly scheduled meeting. The Company’s independent auditors may not be engaged to perform prohibited activities under the Sarbanes-Oxley Act of 2002 or the rules of the Public Company Accounting Oversight Board or the Securities and Exchange Commission.

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9. Prior to filing or releasing annual financial statements, discuss the results of the audit with the independent auditors, including a discussion of the matters required to be communicated to audit committees in accordance with SAS 61 (as may be modified or supplemented).

10. Obtain from the independent auditors assurance that Section 10A of the Securities and Exchange Act has not been implicated.

11. Consider the independent auditors’ judgment about the quality and appropriateness of the Company’s accounting principles and critical accounting estimates as applied in its financial reporting.

Internal Audit Function and Legal Compliance

12. Review the budget, plan, changes in plan, activities, organization structure and qualifications of the Company’s internal audit department, as needed.

13. Approve the appointment, performance and replacement of the internal audit manager or approve the retention of, and engagement terms for, any third party provider of internal audit services.

14. Review significant reports prepared by the internal audit department together with management’s response and follow-up to these reports.

15. On at least an annual basis, review with the Company’s counsel, any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.

Corporate Controller

16. Review and concur in the appointment, replacement, reassignment or dismissal of the Corporate Controller.

Other Audit Committee Responsibilities

17. Annually cause the preparation of a report to shareholders as required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

18. Review and approve all related-party transactions.

19. Perform any other activities consistent with this Charter, the Company’s by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

20. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

Outside Advisors

21. Engage outside counsel or other consultants and advisors as necessary.

Whistleblower Claims

22. Establish procedures for the receipt, retention, response to, and treatment of issues including, without limitation: Company employee complaints, accounting practices, internal controls, fraud, unethical conduct, and auditing matters.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, which is the responsibility of management and the independent auditors. It is also the responsibility of management to assure compliance with laws and regulations and the Company’s corporate policies with oversight by the Committee in the areas covered by this Charter.

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